PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

AN OFFERING STATEMENT PURSUANT TO THE REQUIREMENTS OF REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE SALE THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED AUGUST 29, 2024

FOR

TECHNOLOGY HOLDINGS NORTH AMERICA INC., A DELAWARE CORPORATION

8520 Venice Boulevard, Floor 2

Los Angeles, California 90034, United States
(805) 517-4674
info@vama.com

Securities Offered by the Company:	Up to 37,500,000 shares of Class B Non-Voting Common Stock, which do not offer voting rights (hereinafter also referred to as the "Securities" and/or the "Shares")
Price per share of Class B Non-Voting Common Stock:	$1.00
Maximum Amount Offered by the Company:	Up to $37,500,000
Minimum Investment Amount per Investor	$500 (500 Shares)

Investors who invest $10,000 or more in this Offering (defined below) will receive certain bonus Shares ("Bonus Shares") with the amount of Bonus Shares to be received based on the amount invested. Fractional shares will not be distributed, and Bonus Shares will be determined by rounding down to the nearest whole Share. If all investors qualify for the maximum number of Bonus Shares, 37,500,000 additional Bonus Shares would be issued in this Offering, which will cause immediate dilution to any investor receiving a lesser percentage of Bonus Shares. In addition, even if all investors do not qualify for the maximum number of Bonus Shares and less than 37,500,000 additional Bonus Shares are issued in this Offering, all investors would be immediately diluted due to the Bonus Share issuance in varying amounts based on the amount of their investment and the specific investment amounts of other investors.

Bonus Shares will be issued as follows:

• $10,000+ investment equals a 10% bonus

• $20,000+ investment equals a 20% bonus

• $30,000+ investment equals a 30% bonus

• $40,000+ investment equals a 40% bonus

• $50,000+ investment equals a 50% bonus

• $60,000+ investment equals a 60% bonus

• $70,000+ investment equals a 70% bonus

• $80,000+ investment equals an 80% bonus

• $90,000+ investment equals a 90% bonus

• Investments over $100,000 equal a 100% bonus

For example, if an investor purchases 15,000 Shares (for $15,000), he will receive 15,000 purchased Shares and 15,000 Bonus Shares. No consideration in addition to making the requisite investment amounts will be required in consideration for the Bonus Shares. Bonus Shares will be based on individual investment amounts and not aggregate investments made by an investor (e.g. if an investor invests $15,000 and later invests $5,000, the investor will receive 10% Bonus Shares on the $15,000 investment but will receive no Bonus Shares on the additional $5,000 investment made later). The Bonus Shares will not affect any fees or commissions paid by investors.

Technology Holdings North America Inc., operating as Vama (the "Company," "Vama" or the "Issuer") is a Delaware corporation. The Company will be managed by our executive officers (each an "Officer" and collectively, the "Officers"). Carlos Cruz, the CEO and Founder of the Company, is the sole owner of the Class A Voting Common Stock of the Company and currently has, and will continue to have after the completion of the Offering, 100% of the voting control of the Company and be the controlling shareholder. As further described in this Offering Circular (the "Offering Circular"), the Company is an instant messaging fintech company. Offering simplicity, security, and convenience, Vama's unified platform facilitates seamless communication and secure transactions with just a tap. Vama's goal is to integrate user-friendly payments into a chat messaging platform, providing individuals with an effortless way to connect and send money within a single application .

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The Company is offering by means of this Offering Circular a maximum of 37,500,000 shares of its Class B Non-Voting Common Stock ("Class B Non-Voting Common Stock"), exclusive of Bonus Shares, on a "best efforts" and ongoing basis to investors who meet the Investor Suitability standards as set forth herein (the "Offering"). There is no minimum number of Securities that must be sold for the Offering to close.

The Class B Non-Voting Common Stock does not have voting rights and, therefore, investors will have no influence on corporate matters of the Company. Only holders of the Class A Voting Common Stock will be entitled to vote on significant corporate actions of the Company. Currently, all Class A Voting Common Stock is held by Carlos Cruz, the CEO and Founder of the Company. Other than voting rights, the Company's Class B Non-Voting Common Stock and Class A Voting Common Stock have the same rights, preferences and privileges.

We anticipate that the Securities will be sold by the Company and our Officers. The Company is not using an underwriter for the sale of Securities. We have retained Dealmaker Securities LLC ("Broker"), a member firm of the Financial Industry Regulatory Authority ("FINRA") to assist with the Offering.

The proceeds of this Offering will not be placed into an escrow account. As such, upon the Company accepting purchases and receiving the subscription payments (after confirmation investors meet the applicable suitability and minimum purchase standards), the purchase proceeds will be available for immediate use by the Company, the Securities will be issued to investors, and investors will become Stockholders of the Company.

We may close on investments on a monthly "rolling" basis. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Securities for each closing will be issued to Investors within thirty (30) days from the date the Subscription Agreement is accepted by the Company.

The minimum investment amount per investor (each an "Investor" and collectively, the "Investors") is Five Hundred Dollars ($500.00), representing Five Hundred (500) shares at One Dollar ($1.00) per Share. Investors cannot purchase fractional shares of Class B Non-Voting Common Stock. Investors whose purchase of Class B Non-Voting Common Stock is accepted shall be referred to herein individually as a "Stockholder" or collectively as the "Stockholders". Stockholders of the Company shall be subject to the terms of the Certificate of Incorporation, as amended (collectively, the "Certificate of Incorporation") (see Exhibit 2.1), and the Bylaws of the Company (the "Bylaws") (see Exhibit 2.2)(the Certificate of Incorporation and Bylaws, collectively, the "Governing Documents").

The shares of the Company's Class B Non-Voting Common Stock will not initially be listed for trading on a stock exchange or other trading market, and the shares of the Class B Non-Voting Common Stock are subject to certain transfer restrictions. Investing in our shares of Class B Non-Voting Common Stock is speculative and involves substantial risk. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" to read about the more significant risks you should consider before buying our shares of Class B Non- Voting Common Stock.

This Offering is being conducted on a "best-efforts" basis, which means we (and any broker/dealer we engage who is a member of FINRA) will use commercially reasonable best efforts in an attempt to sell the shares of Class B Non- Voting Common Stock. Our Officers will not receive any commission or any other remuneration for these sales. In offering the shares of Class B Non-Voting Common Stock on behalf of the Company, our Officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS SEVENTY FIVE MILLION AND N0/100 DOLLARS ($75,000,000) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT").

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SECURITIES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR SHARES OF CLASS B NON-VOTING COMMON STOCK. THE PURCHASE OF SHARES OF CLASS B NON- VOTING COMMON STOCK BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED.

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST. RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS FROM THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE COMPANY INTENDS TO OFFER SHARES OF CLASS B NON-VOTING COMMON STOCK DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AFTER THE INITIAL QUALIFICATION DATE.

The use of projections or forecasts in this Offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our shares of Class B Non-Voting Common Stock.

From the Sale of Shares of Class B Non-Voting Common Stock+	Per Share	Proceeds to Us
Public Share Offering Price (1)	$1.00	$37,500,000
Commissions and fees (2)	$0.064	$(2,399,250)
Proceeds to Us Before Expenses (3)	$0.936	$35,000,750

+ Bonus Shares are not included as no additional consideration will be received by the Company.

(1) The price per share of Class B Non-Voting Common Stock shown was arbitrarily determined by our Board.

(2) The Company is not using an underwriter for the sale of Shares. These commissions and fees listed are those for Dealmaker Securities LLC, a FINRA/SIPC member broker-dealer ("Broker") and its affiliates, to perform administrative, technology, and marketing related functions in connection with the offering ("Offering"). Broker is entitled to 6.00% on all proceeds from the Offering for potential maximum commissions of $2,250,000. Additionally, the Broker and its affiliates will receive certain other fees and expenses. The cash commission and certain other fees/expenses in aggregate shall not exceed a maximum compensation limit for this Offering of $2,548,500. See "Plan of Distribution" for details.

(3) Does not account for the expenses of the Offering. The Company expects that the amount of expenses of the Offering that it will pay will be approximately $200,000, including legal, accounting, marketing, state Blue Sky filing and regulatory fees and other miscellaneous expenses.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten (10%) percent of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, investors are encouraged to refer to www.investor.gov.

The date of this Offering Circular is August 29, 2024.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any supplements to this Offering Circular, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled "Additional Information" below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on our website, www.vama.com. The contents of our website (other than this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

Our Officers, and those selling the Securities on our behalf in this Offering, will be permitted to make a determination that the purchasers of the Securities in this Offering are "qualified purchasers" in reliance on the information and representations provided by the purchaser regarding the purchaser's financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our shares of Class B Non-Voting Common Stock will be offered and sold only to "qualified purchasers" (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this Offering will be exempt from state law "Blue Sky" review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our shares of Class B Non-Voting Common Stock offered hereby are offered and sold only to "qualified purchasers" or at a time when our shares of Class B Non-Voting Common Stock are listed on a national securities exchange. "Qualified purchasers" include:

1. "Accredited Investors" under Rule 501(a) of Regulation D; and

2. All other investors so long as their investment in our shares of Class B Non-Voting Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, our shares of Class B Non-Voting Common Stock will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our shares of Class B Non-Voting Common Stock does not represent more than 10% of the applicable amount), regardless of an investor's status as an "Accredited Investor". Accordingly, we reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Regulation A.

To determine whether a potential investor is an "Accredited Investor" for purposes of satisfying one of the tests in the "qualified purchaser" definition, the investor must be a natural person who has:

1. An individual net worth, or joint net worth with the person's spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2. Earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a "qualified purchaser", annual income and net worth should be calculated as provided in the "Accredited Investor" definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor's home, home furnishings and automobiles.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

There are a number of statements in this Offering Circular which address activities, events, or developments which we expect or anticipate will or may occur in the future. These statements are based on certain assumptions and analyses made based on our perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors we believe are reasonable or appropriate. There can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business or operations. ANY ESTIMATES OF LIKELY CASH FLOW ARE JUST THAT - ESTIMATES. CASH FLOW, IF ACHIEVED, WILL BE ERRATIC.

Potential investors can identify forward-looking statements by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions that are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties and other factors, some of which are beyond our control and are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating these forward-looking statements each Investor should carefully consider the risks and uncertainties described in this Offering Circular.

Factors, many of which are beyond our control, which could have a material adverse effect on our operations and future prospects include, but are not limited to:

● Any of the risk factors identified above;

● Our ability to effectively deploy the proceeds raised in this Offering;

● Our ability to attract investors to purchase shares of Class B Non-Voting Common Stock;

● Changes in economic conditions across the United States;

● Expected rates of return provided to investors;

● The ability of our Officers to manage our operations;

● The quality and performance of receivables;

● Legislative and/or regulatory changes impacting our business and/or our assets (including SEC guidance related to Regulation A or the JOBS Act);

● Our compliance with applicable local, state and federal laws.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitation, the risks described under "Risk Factors," the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

OFFERING SUMMARY

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular.

Securities Offered by us:	Up to 37,500,000 shares of Class B Non-Voting Common Stock (the "Securities" or "Shares") on a "best efforts" basis to qualified Investors who meet the Investor Suitability Standards as set forth herein.

Offering Price Per Share:	$1.00 per share of Class B Non-Voting Common Stock.

Bonus Shares:

Investors who invest $10,000 or more in this offering will receive certain bonus Shares ("Bonus Shares") with the amount of Bonus Shares to be received based on the individual amount invested (and not the aggregate of investments). Fractional shares will not be distributed, and Bonus Shares will be determined by rounding down to the nearest whole Share. If all investors qualify for the maximum number of Bonus Shares, 37,500,000 additional Bonus Shares will be issued in this Offering, which will cause immediate dilution to any investor receiving a lesser percentage of Bonus Shares. In addition, even if all investors do not qualify for the maximum number of Bonus Shares and less than 37,500,000 additional Bonus Shares are issued in this Offering, all investors would be immediately diluted due to the Bonus Share issuance in varying amounts based on the amount of their investment and the specific investment amounts of other investors. Bonus Shares will be issued as follows:

          •    $10,000+ investment equals a 10% bonus
          •    $20,000+ investment equals a 20% bonus
          •    $30,000+ investment equals a 30% bonus
          •    $40,000+ investment equals a 40% bonus
          •    $50,000+ investment equals a 50% bonus
          •    $60,000+ investment equals a 60% bonus
          •    $70,000+ investment equals a 70% bonus
          •    $80,000+ investment equals an 80% bonus
          •    $90,000+ investment equals a 90% bonus
          •    Investments over $100,000 equal a 100% bonus

For example, if an investor purchases 15,000 Shares (for $15,000), he will receive 15,000 purchased Shares and 15,000 Bonus Shares. No consideration in addition to making the requisite investment amounts will be required in consideration for the Bonus Shares. Bonus Shares will be based on individual investment amounts and not aggregate investments made by an investor (e.g. if an investor invests $15,000 and later invests $5,000, the investor will receive 10% Bonus Shares on the $15,000 investment but will receive no Bonus Shares on the additional $5,000 investment made later). The Bonus Shares will not affect any fees or commissions paid by investors.

Shares Outstanding Before this Offering:	As of the date of this Offering Circular, there are 496,869,391 shares of Class A Voting Common Stock and 11,175,838 shares of Class B Non-Voting Common Stock issued and outstanding. The Company has not issued any warrants or options. The Company also has SAFEs outstanding which may convert into shares of equity in the Company in the future.

Shares Outstanding After this Offering:	496,869,391 shares of Class A Voting Common Stock and 86,175,838 shares of Class B Non-Voting Common Stock, assuming the maximum offering of Securities is achieved in this Offering, including the issuance of the maximum amount of Bonus Shares.

Regulation A Tier:	Tier 2.

Manner of Offering:	See section titled "Plan of Distribution."

Investor Suitability Standards:	Accredited Investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural, non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Termination of this Offering:	The Offering will terminate upon the earlier of (i) such time as all of the Securities have been sold pursuant to this offering circular; (ii) the date that is twelve months from the date that this Offering is qualified by the U.S. Securities and Exchange Commission unless extended by us for an additional ninety (90) days, in our sole discretion, without notice to or consent from investors; or (iii) the date at which the Offering is earlier terminated by the Company in its sole discretion, which may occur at any time. We reserve the right to terminate the Offering at any time and for any reason, without notice to or consent from any purchaser of shares of Class B Non-Voting Common Stock in the Offering.

Terms of the Offering:	All subscriptions are irrevocable, subject to acceptance by the Company. We may accept or reject any subscription, in whole or in part, for any reason, in our sole discretion.

Use of Proceeds:	If we receive $37,500,000 of gross proceeds from the sale of our securities under this Offering Circular, we estimate our net proceeds, after deducting estimated expenses, will be approximately $34,951,500. The proceeds of this Offering will be used primarily for operations, marketing, research and product development and general working capital. See "Use of Proceeds."

Risk Factors:	Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled "Risk Factors" immediately following this summary. These risks include, but are not limited to, the following:

1.The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

2.The Company is controlled by its CEO and Founder. The CEO and Founder is the sole owner of the Class A Voting Common Stock of the Company and will continue to hold 100% of the voting rights of the Company and be the controlling shareholder upon completion of the Offering.

3.There is no current market for any of our shares of Class B Non-Voting Common Stock.

Company Information:

Our principal executive offices are located at 8520 Venice Boulevard, Floor 2, Los Angeles, California 90034; our telephone number is (805) 517-4674; our corporate website is located at www.vama.com. No information found on our website is part of this Offering Circular.

Commissions for Selling Shares:

Shares of Class B Non-Voting Common Stock will be offered and sold directly by the Company and our Officers. No commissions for selling shares of Class B Non-Voting Common Stock will be paid to the Company or our Officers. The Company is not using an underwriter for the sale of shares of Class B Non-Voting Common Stock. The commissions listed are those for Dealmaker Securities LLC, a FINRA broker-dealer ("Broker"). Broker is entitled to 6.00% on all proceeds raised in the Offering for potential maximum commissions of $2,250,000, plus advances of accrued expenses totaling $17,500. See "Plan of Distribution" below. While most shares of Class B Non- Voting Common Stock are expected to be offered and sold directly by the Company and our Officers, or through the Broker, the Company and our Officers may also, in limited instances, offer and sell shares of Class B Non-Voting Common Stock through the services of other independent broker/dealers who are member firms of the Financial Industry Regulatory Authority ("FINRA").

Legal Counsel:

No independent counsel has been retained to represent the investors in the Company. Each investor should retain its own counsel and other appropriate advisers as to legal, regulatory and tax matters affecting investment in shares of Class B Non-Voting Common Stock and its suitability for such investor.

RISK FACTORS

THE PURCHASE OF SHARES OF CLASS B NON-VOTING COMMON STOCK IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISK. IT IS IMPOSSIBLE TO PREDICT ACCURATELY THE RESULTS TO AN INVESTOR OF AN INVESTMENT IN SHARES OF CLASS B NON-VOTING COMMON STOCK BECAUSE OF THE GENERAL UNCERTAINTIES WE ARE LIKELY TO FACE.

THIS OFFERING CIRCULAR CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS ARE ONLY PREDICTIONS AND ARE NOT GUARANTEES. ACTUAL EVENTS AND RESULTS OF OPERATIONS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. FORWARD- LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE USE OF TERMS SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "COULD," "INTEND," "ANTICIPATE," "PLAN," "ESTIMATE,""BELIEVE," "POTENTIAL," OR THE NEGATIVE OF SUCH TERMS OR OTHER COMPARABLE TERMINOLOGY. THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN ARE BASED UPON THE COMPANY'S CURRENT EXPECTATIONS, PLANS, ESTIMATES, ASSUMPTIONS AND BELIEFS THAT INVOLVE NUMEROUS RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE RISK FACTORS DISCUSSED BELOW. ANY ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS COULD BE INACCURATE. PURCHASERS OF SHARES OF CLASS B NON-VOTING COMMON STOCK ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD- LOOKING STATEMENTS CONTAINED HEREIN.

YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS, AND SHOULD CONSULT WITH YOUR OWN LEGAL, TAX, AND FINANCIAL ADVISORS WITH RESPECT THERETO. YOU ARE URGED TO READ THIS ENTIRE OFFERING CIRCULAR AND ANY OFFERING CIRCULAR SUPPLEMENTS BEFORE INVESTING IN SHARES OF CLASS B NON-VOTING COMMON STOCK.

Risks Related to the Company's Business and Industry

We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

The Company is still in an early phase and we are just beginning to implement our business plan. There can be no assurance that we will ever operate profitably. The likelihood of our success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by early stage companies. The Company will need to generate significant revenues to fully implement its business plan. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties. We have encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties (which we use to plan our business) are incorrect or change due to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

Failure to manage our growth may adversely affect our business or operations.

We expect to grow our business rapidly over the next several years. This growth will place a significant strain on our management team and employees and on our operating and financial systems. To manage our future growth, we must continue to scale our business functions, improve our financial and management controls, build our reporting systems and procedures, and expand and train our workforce. We anticipate that additional investments in operations, marketing, and research and product development will be required to:

• scale our operations and increase productivity;

• address the needs of our clients and partners;

• increase our marketing and sales activities;

• obtain the necessary regulatory approvals;

• further, develop and enhance our existing products, research, technologies and solutions;

• develop new products, research and technology; and

• expand our markets and opportunity under management, including innovative solutions and into geographic areas.

We cannot assure you that our controls, systems, and procedures will be adequate to support our future operations or that we will be able to manage our growth effectively. We also cannot assure you that we will be able to continue to establish and expand our market presence. Failure to effectively manage growth could result in difficulty or delays in deploying clients, declines in quality or satisfaction of service, increases in costs, and difficulties in introducing new features or other operational difficulties, and any of these difficulties could adversely impact our business performance and results of operations.

The Company is controlled by the CEO and Founder who exercises voting control.

Carlos Cruz, the CEO and Founder of the Company, is currently the sole owner of the Company's Class A Voting Common Stock and exercises voting control. This concentration of ownership and voting power will continue after the Offering and represents a risk to investors as it places substantial control and decision-making power in a single individual. Despite any fiduciary responsibilities owed to other stockholders under Delaware law, Carlos Cruz's control over significant corporate actions and policies may not align with the interests of other Stockholders.

Investors in the Securities will not have the right to vote on matters requiring Stockholder approval, including the election of directors and significant Company transactions. This lack of voting rights means investors will not have a say in the Company's operational and policy decisions, which will be under the significant influence of Carlos Cruz.

Potential Conflicts of Interest

Carlos Cruz's sole voting control could potentially lead to conflicts of interest. His decisions on various proposals and corporate actions might not always resonate with the preferences and opinions of other investors. For example, the concentration of voting ownership in the hands of Carlos Cruz could obstruct or delay a potential change in the Company's control, deterring possible acquirers from attempting to gain control. This scenario could adversely affect the market price of the Company's shares, negatively impacting the investment value for holders of the Class B Non- Voting Common Stock. In addition, he could use his voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, issue additional securities which may dilute you, repurchase securities of the Company, enter into transactions with related parties or support or reject other management and board proposals. Such conflicts of interest and actions could erode the investment value and diminish the proportional ownership of Investors in the Company, without their ability to influence or prevent such decisions.

The amount of capital the Company is attempting to raise in this Offering may not be enough to sustain the Company's current business plan.

In order to achieve the Company's near and long-term goals, the Company may need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we may not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause an Investor to lose all or a portion of their investment.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of, among other factors, the lack of, or reduced, revenues from sales, as well as the inherent business risks associated with the Company and present and future market conditions. Additionally, our future sources of revenue may not be sufficient to meet our future capital requirements.

As such, we may require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of or eliminate one or more of our research, development or commercialization programs, product launches or marketing efforts, any of which may materially harm our business, financial condition and results of operations.

We may implement new lines of business or offer new products and services within existing lines of business.

As an early-stage company, we may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

We rely on other companies to provide services for our products and our ability to serve our customers could be adversely impacted if such third parties fail to fulfill their obligations, or are unable to effectively manage and minimize errors, failures, interruptions or delays caused by third parties or if our arrangements with them are terminated and suitable replacements cannot be found on commercially reasonable terms or at all.

We depend on third party vendors to meet our contractual obligations to our customers and conduct our operations. Our ability to meet our obligations to our customers may be adversely affected if vendors do not provide the agreed- upon services in compliance with customer requirements and in a timely and cost-effective manner. Likewise, the quality of our services may be adversely impacted if companies to whom we delegate certain services do not perform to our, and our customers', expectations.

Interruptions or delays in services from third parties, including data center hosting facilities, internet infrastructure, cloud computing platform providers, and other hardware and software vendors, or our inability to adequately plan for and manage service interruptions or infrastructure capacity requirements, could also impair the delivery of our services and harm its business.

We currently serve our customers through the use of third-party hosting facilities and cloud computing platform providers. Damage to, or failure of, these systems, or systems upon which they depend such as internet infrastructure, could cause interruptions in our services. Such interruptions may cause customers to terminate their agreements, and adversely affect our customers and our ability to attract new customers, all of which would reduce our revenue. Our business would also be harmed if our customers and potential customers believe our services are unreliable.

We do not control the operation of third-party facilities, and they may be vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures, and similar events. They may also be subject to break-ins, sabotage, intentional acts of vandalism, and similar misconduct, as well as local administrative actions, changes to legal or permitting requirements, and litigation to stop, limit, or delay operation. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice, or other unanticipated problems at these facilities could result in lengthy interruptions in our services.

Hardware, software, data, and cloud computing systems may not continue to be available at reasonable prices, on commercially reasonable terms, or at all. Any loss of the right to use any hardware, software, or cloud computing systems could significantly increase our expenses and otherwise result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained through purchase or license, and integrated into our service.

Our vendors may also be unable to quickly recover from natural disasters and other events beyond their control and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. The risk of these adverse effects may be greater in circumstances where we rely on only one or two vendors for a particular service.

We rely on various intellectual property rights in order to operate our business.

The Company relies on certain intellectual property rights, particularly trade secrets, to operate its business. The Company's intellectual property rights are unregistered and may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights. As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our intellectual property rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

The Company's business plan is based on numerous assumptions and projections that may not prove accurate.

The Company's business plan and potential growth is based upon numerous assumptions. No assurance can be given regarding the attainability of the financial projections. The Company's ability to adhere to, and implement, its business plan will depend upon the Company's ability to successfully raise funds and a variety of other factors, many of which are beyond the Company's control. Likewise, management is not bound to follow the business plan and may elect to adopt other strategies based upon unanticipated opportunities, or changes in circumstances or market conditions. All financial projections contained in the business plan are based entirely upon management's assumptions and projections and should not be considered as a forecast of actual revenues or our liquidity. Actual operating results may be materially different.

Although the Company believes the assumptions upon which the Company's business and financial projections are based have reasonable bases, the Company cannot offer any assurance that its results of operations and growth will be as contemplated. If any of the assumptions upon which these opinions and projections are based prove to be inaccurate, including growth of the economy in general and trends in the electric vehicle industry, these opinions and projections could be adversely affected. Prospective investors should be aware that these opinions and other projections and predictions of future performance, whether included in the business plan, or previously or subsequently communicated to prospective investors, are based on certain assumptions which are highly speculative. Such projections or opinions are not (and should not be regarded as) a representation or warranty by the Company or any other person that the overall objectives of the Company will ever be achieved or that the Company will ever achieve significant revenues or profitability. These opinions, financial projections, and any other predictions of future performance should not be relied upon by potential investors in making an investment decision in regard to this Offering.

If the Company is unable to obtain approval from the various jurisdictions for its payment processing feature, or such approvals are delayed, it would have a material adverse effect on its business.

The Company is seeking to offer an app that will allow users to make payments seamlessly (in addition to sending secure messages and files to each other). Processing payments for users requires the approval of state banking regulators in each state in the U.S. This is done through the Multistate MSB Licensing Agreement Program which provides for two phases of approval. The first phase approves the general license application. The second phase is then for each state agency to perform a review of state-specific license application information. The Company has submitted its general license application for the first phase. Once phase one is approved, the Company intends to target up to 10 states in the second phase at the outset and then will seek additional state approvals thereafter. This process can be time-consuming and expensive and there are no guarantees that such state approvals will be ever obtained, or obtained in a timely manner. The inability to obtain such state approvals, or any associated delays, would have a material adverse effect on the Company's business.

The Company may face complex privacy laws and evolving regulations to data protection and content which could limit its growth and have a material adverse effect on its business.

Our social chat app is subject to various regulatory challenges and legal risks, including government restrictions relating to the use of our platform, complex privacy laws, and evolving regulations related to data protection and content. These factors may impact our ability to acquire users and could result in compliance issues that may affect our operations and financial performance. Potential risks associated with regulatory changes and legal requirements that could impact the availability and functionality of our app.

If we are unsuccessful in adding users of our app, or if our app clients decrease their level of engagement, our revenue, financial results, and business may be significantly harmed.

The success of our mobile app, which enables users to securely send messages and files while offering seamless payment capabilities, is contingent upon our ability to attract and retain a substantial user base. Should we fail to add users or witness a decline in client engagement, our revenue, financial performance, and overall business may face significant adverse effects. The number of users utilizing our app and the level of engagement from our clients are pivotal factors in determining our success. Our financial performance is directly linked to our capacity to onboard, retain, and actively engage users of our app and its associated services. If clients do not perceive our app and services as valuable, dependable, and secure, we may struggle to attract and retain users or sustain and enhance their engagement levels. There is no assurance against the potential erosion of our active client base or declines in engagement levels in the future, underscoring the inherent risks associated with our business operations

The Company's success depends on the experience and skill of its executive officers and key personnel.

We are dependent on our executive officers and key personnel. These persons may not devote their full time and attention to the matters of the Company. The loss of all or any of our executive officers and key personnel could harm the Company's business, financial condition, cash flow and results of operations.

Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.

We are dependent on certain key personnel in order to conduct our operations and execute our business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, the Company will not receive any compensation to assist with such person's absence. The loss of such person could negatively affect the Company and our operations. We have no way to guarantee key personnel will stay with the Company, as many states do not enforce non- competition agreements, and therefore acquiring key man insurance will not ameliorate all of the risk of relying on key personnel.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management and other personnel to develop additional expertise. We face intense competition for personnel, making recruitment time-consuming and expensive. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of our product candidates. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us, which could further delay or disrupt our product development and growth plans.

We need to rapidly and successfully develop and introduce new products in a competitive, demanding and rapidly changing environment.

To succeed in our intensely competitive industry, we must continually improve, refresh and expand our product and service offerings to include newer features, functionality or solutions, and keep pace with changes in the industry. Shortened product life cycles due to changing customer demands and competitive pressures may impact the pace at which we must introduce new products or implement new functions or solutions. In addition, bringing new products or solutions to the market entails a costly and lengthy process, and requires us to accurately anticipate changing customer needs and trends. We must continue to respond to changing market demands and trends or our business operations may be adversely affected.

The development and commercialization of our products is highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in research and development and marketing approved products and thus may be better equipped than us to develop and commercialize products. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. We also face competition from a variety of vendors of software applications that address only a portion of one of our solutions. We may also face increasing competition from open source software initiatives, in which competitors may provide software and intellectual property for free. In addition, if a prospective customer is currently using a competing solution, the customer may be unwilling to switch to our solutions without access to set up support services. If we are unable to provide those services on terms attractive to the customer, the prospective customer may be unwilling to utilize our solutions. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products will achieve initial market acceptance, and our ability to generate meaningful additional revenues from our products.

If we do not keep pace with technological changes, our solutions may become less competitive and our business may suffer.

Our market is characterized by rapid technological change, frequent product and service innovation and evolving industry standards. If we are unable to provide enhancements and new features for solutions that keep pace with these technological developments, our business could be adversely affected. The success of enhancements, new features and solutions depend on several factors, including the timely completion, introduction and market acceptance of the enhancements or new features or solutions. Failure in this regard may significantly impair our revenue growth. In addition, because our solutions are designed to operate on a variety of systems, we will need to continuously modify and enhance our solutions to keep pace with changes in Internet-related hardware, software, communication, browser, and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platform or technologies, or modifications to existing platform or technologies, could increase our research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future network platform and technologies could reduce the demand for our solutions, result in customer dissatisfaction and adversely affect our business.

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue.

Some of our competitors have made or may make acquisitions or may enter into partnerships or other strategic relationships to offer more comprehensive services than they individually had offered or achieve greater economies of scale. In addition, new entrants not currently considered to be competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as companies attempt to strengthen or maintain their market positions. The potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services and larger marketing budgets, as well as greater financial, technical and other resources. The companies resulting from combinations or that expand or vertically integrate their business to include the market that we address may create more compelling service offerings and may offer greater pricing flexibility than we can or may engage in business practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or service functionality. These pressures could result in a substantial loss of our customers or a reduction in our revenue.

Global crises and geopolitical events, including without limitation, COVID-19, can have a significant effect on our business operations and revenue projections.

A significant outbreak of contagious diseases, such as COVID-19, in the human population could result in a widespread health crisis. Additionally, geopolitical events, such as wars or conflicts, could result in global disruptions to supplies, political uncertainty and displacement. Each of these crises could adversely affect the economies and financial markets of many countries, including the United States where we principally operate, resulting in an economic downturn that could reduce the demand for our products and services and impair our business prospects, including as a result of being unable to raise additional capital on acceptable terms, if at all.

Damage to our reputation could negatively impact our business, financial condition and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets, and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

We may face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including "bugs" and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

Security breaches of confidential customer information, or confidential employee information may adversely affect our business.

Our business requires the collection, transmission and retention of personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that data is critical to us. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and customer and employee expectations or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, customers' or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings.

The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels.

The regulation of individual data is changing rapidly, and in unpredictable ways. A change in regulation could adversely affect our business, including causing our business model to no longer be viable. Costs associated with information security - such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud - could cause our business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. The intentional or negligent actions of employees, business associates or third parties may undermine our security measures. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such compromise of our security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.

The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) issuer, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company's financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company's results of operations.

Changes in federal, state or local laws and government regulation could adversely impact our business.

The Company is subject to legislation and regulation at the federal and local levels and, in some instances, at the state level. New laws and regulations may impose new and significant disclosure obligations and other operational, marketing and compliance-related obligations and requirements, which may lead to additional costs, risks of non- compliance, and diversion of our management's time and attention from strategic initiatives. Additionally, federal, state and local legislators or regulators may change current laws or regulations which could adversely impact our business. Further, court actions or regulatory proceedings could also change our rights and obligations under applicable federal, state and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could have an adverse impact on our business.

We operate in a highly regulated environment, and if we are found to be in violation of any of the federal, state, or local laws or regulations applicable to us, our business could suffer.

We are also subject to a wide range of federal, state, and local laws and regulations. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against us, which may include fines, a cease and desist order against the subject operations or even revocation or suspension of our license to operate the subject business. As a result, we may incur capital and operating expenditures and other costs to comply with these requirements and laws and regulations.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare reform and the implementation of the Patient Protection and Affordable Care Act, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government- imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, increased tax reporting and tax payment requirements for employees who receive tips, a reduction in the number of states that allow tips to be credited toward minimum wage requirements, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Risks Related to the Offering and the Securities

Because no public trading market for your shares of Class B Non-Voting Common Stock currently exists, it will be difficult for you to sell your shares of Class B Non-Voting Common Stock and, if you are able to sell your shares of Class B Non-Voting Common Stock, you will likely sell them at a substantial discount to the Offering price.

There is no public market for our shares of Class B Non-Voting Common Stock. Until our shares of Class B Non- Voting Common Stock are listed, if ever, you may not sell your shares of Class B Non-Voting Common Stock unless the Investor meets the applicable suitability and minimum purchase standards. It will be difficult for you to redeem and/or sell your shares of Class B Non-Voting Common Stock promptly or at all. If you are able to sell your shares of Class B Non-Voting Common Stock, you would likely have to sell them at a substantial discount to the Offering price. It is also likely that your shares of Class B Non-Voting Common Stock would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares of Class B Non-Voting Common Stock, you should purchase our shares of Class B Non-Voting Common Stock only as a long-term investment and be prepared to hold them for an indefinite period of time.

There is no guarantee of a return on an Investor's investment.

There is no assurance that an Investor will realize a return on their investment or that they will not lose their entire investment. For this reason, each Investor should read this Offering Circular and all exhibits carefully and should consult with their attorney and business advisor prior to making any investment decision.

There is no present market for the Securities and we have arbitrarily set the price.

The Offering price was not established in a competitive market. We have arbitrarily set the price of the Securities with reference to the general status of the securities market and other relevant factors. The Offering price for the Securities should not be considered an indication of the actual value of the Securities and is not based on our asset value, net worth, revenues or other established criteria of value. Rather, the price of the Securities was derived as a result of internal decisions based upon various factors including prevailing market conditions, the Company's future prospects and needs, research on other companies that have been acquired that is not scientific and is anecdotal only and the Company's capital structure. These prices do not necessarily accurately reflect the actual value of the Securities or the price that may be realized upon disposition of the Securities, or at which the Securities might trade in a marketplace, if one develops. We cannot guarantee that the Securities can be resold at the Offering price or at any other price.

Stockholders may experience a loss on dissolution and termination of the Company.

In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of our assets, if any, will be distributed to the Stockholders, but only after the satisfaction of claims of creditors. Accordingly, the ability of a Stockholder to recover all or any portion of its investment in the Company under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. There is no guarantee of a return of the Stockholder's invested capital.

The Securities may be significantly diluted as a consequence of subsequent equity financings.

The Company's equity securities will be subject to dilution. The Company intends to issue additional equity to employees and third-party financing sources in amounts that are uncertain at this time, and as a consequence holders of the Securities will be subject to dilution in an unpredictable amount. Such dilution may reduce the Investor's control and economic interests in the Company.

The amount of additional financing needed by the Company will depend upon several contingencies not foreseen at the time of this Offering. Generally, additional financing (whether in the form of loans or the issuance of other securities) will be intended to provide the Company with enough capital to reach the next major corporate milestone. If the funds received in any additional financing are not sufficient to meet the Company's needs, the Company may have to raise additional capital at a price unfavorable to their existing investors, including the holders of the Securities. The availability of capital is at least partially a function of capital market conditions that are beyond the control of the Company. There can be no assurance that the Company will be able to accurately predict the future capital requirements necessary for success or that additional funds will be available from any source. Failure to obtain financing on favorable terms could dilute or otherwise severely impair the value of the Securities.

State and federal securities laws are complex, and the Company could potentially be found to have not complied with all relevant state and federal securities law in prior offerings of securities.

The Company has conducted previous offerings of securities and may not have complied with all relevant state and federal securities laws. If a court or regulatory body with the required jurisdiction ever concluded that the Company may have violated state or federal securities laws, any such violation could result in the Company being required to offer rescission rights to investors in such offering. If such investors exercised their rescission rights, the Company would have to pay to such investors an amount of funds equal to the purchase price paid by such investors plus interest from the date of any such purchase. No assurances can be given the Company will, if it is required to offer such investors a rescission right, have sufficient funds to pay the prior investors the amounts required or that proceeds from this Offering would not be used to pay such amounts.

In addition, if the Company violated federal or state securities laws in connection with a prior offering and/or sale of its securities, federal or state regulators could bring an enforcement, regulatory and/or other legal action against the Company which, among other things, could result in the Company having to pay substantial fines and be prohibited from selling securities in the future.

This Offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of our Offering, and we may not raise adequate capital to implement our business strategy.

Our shares of Class B Non-Voting Common Stock will be offered and sold only to "qualified purchasers" (as defined in Regulation A). "Qualified purchasers" include: (i) "accredited investors" under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person's spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year- end (for non-natural persons). However, our shares of Class B Non-Voting Common Stock may be sold primarily to those investors that are within the latter category (i.e., investors whose investment in our shares of Class B Non-Voting Common Stock does not represent more than 10% of the applicable amount), regardless of an investor's status as an "accredited investor". Therefore, our target investor base inherently consists of persons that may not have the high net worth or income that investors in traditional initial public offerings have, where the investor base is typically composed of "Accredited Investors".

Our reliance on attracting investors that may not meet the net worth or income requirements of "accredited investors" carries certain risks that may not be present in traditional initial public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than "accredited investors", which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our goal of raising $75,000,000 in our Offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this Offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

Because the Offering is not subject to the sale of a minimum offering amount, purchase proceeds will be available for use by us as soon as we receive funds and accept such purchases.

The Company is offering the Securities on a "best efforts" basis with no prescribed minimum. There is no minimum aggregate sale of Securities required for the Company to begin accepting and closing sales of Securities. A minimum offering amount is typically defined and intended to be a protection for investors and gives investors confidence that other investors, along with them, are sufficiently interested in the offering, the issuer, and its prospects to make an investment. By conducting this Offering on a "best effort" basis, this protection is essentially eliminated.

The Securities are offered on a "Best Efforts" basis and the Company may not raise the maximum amount being offered.

Since the Company is offering the Securities on a "best efforts" basis, there is no assurance that the Company will sell enough Securities to meet its capital needs. If you purchase Securities in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use of Proceeds which the Company has outlined in this Offering Circular or to meet the Company's working capital needs, which may increase the risk of losing your entire investment. Additionally, alternative sources of funding may not be available to us at what we consider to be a reasonable cost. No assurance can be given to you that any funds will be invested in this Offering other than your own.

The Company's management may have broad discretion in how the Company uses the net proceeds of the Offering.

We intend to use the proceeds for operations, marketing, technology and product development and general working capital. However, the Company's management will have considerable discretion over the use of proceeds from the Offering and could spend the proceeds in ways with which you may not agree. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. You are urged to review the Use of Proceeds in this Offering Circular but to understand that the actual use of the net proceeds of this Offering may vary significantly. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

We do not intend to pay dividends for the foreseeable future.

We do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our capital stock. Accordingly, investors must be prepared to rely on sales of their shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our shares. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

We may terminate this Offering at any time during the Offering Period.

We reserve the right to terminate this Offering at any time, regardless of the number of shares sold. In the event that we terminate this Offering at any time prior to the sale of all of the shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by our Company and no funds will be returned to subscribers.

Investors will not have voting rights.

Investors in the Securities will not have the right to vote on matters submitted to a vote of the Stockholders, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. Under the terms of the Securities, Investors will essentially never be able to vote upon any matters of the Company unless otherwise provided for by the Company or by applicable law.

Limited Control of Investors Over Corporate Decisions

The inability to vote on corporate matters may result in decisions that are unfavorable to the holders of the Securities, including issuing additional voting shares or securities convertible into voting shares thereby diluting the economic interest of Investors. Other security holders with voting rights may make decisions that adversely affect the business and, as a consequence, the value of the Securities and the return on investment for investors in the Securities.

Investors will not be entitled to any inspection or information rights other than those required by law.

Investors will not have the right to inspect the books and records of the Company or to receive financial or other information from the Company, other than as required by law. Other security holders of the Company may have such rights. This lack of information could put Investors at a disadvantage in general and with respect to other security holders, including certain security holders who have rights to periodic financial statements and updates from the Company such as quarterly unaudited financials, annual projections and budgets, and monthly progress reports, among other things.

Reduced Influence on Management

The lack of voting rights means that investors in the Securities will have reduced influence over management decisions, strategic direction, and other significant corporate actions. This lack of influence may lead to actions that are not in the best interest of investors, potentially reducing the value of their investment and the potential for future profitability.

The Securities in this Offering have no protective provisions.

The Securities in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Securities or as a Stockholder, in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a liquidation event, or change of control for the Company, the Securities being offered do not provide you with any protection.

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our stockholders will receive less information.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

YOU SHOULD CONSULT WITH YOUR OWN ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND OTHER CONSEQUENCES OF AN INVESTMENT IN SHARES OF CLASS B NON-VOTING COMMON STOCK.

PURSUANT TO INTERNAL REVENUE SERVICE CIRCULAR NO. 230, BE ADVISED THAT ANY FEDERAL TAX ADVICE IN THIS COMMUNICATION, INCLUDING ANY ATTACHMENTS OR ENCLOSURES, WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY PERSON OR ENTITY TAXPAYER, FOR THE PURPOSE OF AVOIDING ANY INTERNAL REVENUE CODE PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON OR ENTITY. SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THE WRITTEN ADVICE. EACH PERSON OR ENTITY SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

PLAN OF DISTRIBUTION

The Company is offering up to $37,500,000 of our shares of Class B Non-Voting Common Stock pursuant to this Offering Circular. The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby investors will be directed to www.vama.com to invest. The Company has engaged DealMaker Securities LLC, an independent FINRA broker-dealer to assist with the sale of Securities in exchange for a 6.00% commission fee on all proceeds raised in the Offering, plus an accountable expense advance of $17,500. The Offering is conducted on a best-efforts basis. No commissions or any other renumeration for the sale of Securities will be provided to the Company, any Officer, or any employee of the Company, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Exchange Act.

There is no minimum number of Securities that must be sold for the Offering to close. As such, upon the Company accepting purchases and receiving the subscription payments (after confirmation investors meet the applicable suitability and minimum purchase standards), the purchase proceeds will be available for immediate use by the Company, the Securities will be issued to investors, and investors will become Stockholders of the Company.

The Offering will terminate upon the earlier of  (i) such time as all of the shares of Class B Non-Voting Common Stock have been sold pursuant to this Offering Circular; (ii) the date that is twelve months from the date that this Offering is qualified by the U.S. Securities and Exchange Commission unless extended by us for an additional ninety

(90) days, in our sole discretion, without notice to or consent from Investors; or (iii) the date at which the Offering is earlier terminated by the Company in its sole discretion, which may occur at any time. We reserve the right to terminate the Offering at any time and for any reason, without notice to or consent from any purchaser of the Securities in the Offering.

Once the SEC qualifies this Offering, the Company will be permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, television, and the Internet. We plan to create a website dedicated to this Offering and use keywords to ensure top ranking in search engine results. We will also engage in digital marketing primarily through a variety of existing Internet advertising mechanisms, such as adwords and search engine optimization (e.g., placement on Yahoo and Google). Additionally, we will also employ press and public relations and publish content about the Offering. As a result of these efforts, it is anticipated that Internet traffic will arrive at our dedicated Offering website where prospective investors can find additional information regarding this Offering and may initiate a purchase of the shares of Class B Non-Voting Common Stock in compliance with the Subscription Agreement.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Company's website, as well as on the SEC's website at www.sec.gov.

In order to subscribe to purchase our shares of Class B Non-Voting Common Stock, a prospective investor must electronically complete, sign and deliver to us an executed Subscription Agreement like the one attached to this Offering Circular as Exhibit 4.1, and submit payment for its subscription amount in accordance with the instructions provided therein.

The Subscription Agreement includes a representation by the investor to the effect that, if the Investor is not an "accredited investor" as defined under Securities Act, that such non-accredited investor is investing an amount that does not exceed the greater of 10% of such investor's annual income or 10% of such investor's net worth (excluding principal residence) or, if a non-natural non-accredited person, such amount may not exceed 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Subscriptions, once received and accepted by the Company, are irrevocable. The minimum investment is $500, which represents 500 shares of Class B Non-Voting Common Stock. We reserve the right to accept a lesser amount. We have the sole discretion to reject any subscription. Any rejected subscriptions will be promptly returned without interest thereon or deduction therefrom.

We intend to have multiple closings until the termination of the Offering Period. The Company may close on investments on a "rolling" basis (so not all Investors will receive their Shares on the same date). The proceeds of this Offering will not be placed into an escrow account. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use as further described in Use of Proceeds below. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Shares for each closing will be issued to investors within thirty (30) days from Subscription Agreement acceptance.

An Investor will become a Stockholder, including for tax purposes, and the shares of Class B Non-Voting Common Stock will be issued, as of the date of settlement. Settlement will not occur until an Investor's funds have cleared and the Company accepts the Investor as a Stockholder.

We reserve the right to reject any Investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a "qualified purchaser" for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the Offering terminates or if any prospective investor's subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Commencement of Offering Period.

The Offering Period will commence upon this Offering Circular being qualified by the SEC.

Compensation Payable to FINRA Members

The Company has engaged DealMaker Securities LLC (the "Broker"), an independent FINRA broker-dealer to assist with the sale of Securities.

The Officers and employees will not be compensated in connection with the sale of securities through this Offering. The Company believes that the Officers and employees are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) no Officer or employee is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) no Officer or employee will be compensated in connection with his participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no Officer or employee is an associated person of a broker or dealer; (4) the Officers and employees primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) no Officer or employee has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; and (6) no Officer or employee will participate in selling this Offering after more than twelve months from the Effective Date of the Offering.

The aggregate fees payable to the Broker and its affiliates are described below.

Broker Administrative and Compliance Related Functions

Broker will provide administrative and compliance related functions in connection with this Offering, including:

● Reviewing investor information, including identity verification, performing Anti-Money Laundering (AML) and other compliance background checks, and providing the Company with information on an investor in order for the Company to determine whether to accept such investor into the offering;

● If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;

● Coordinating with third party agents and vendors in connection with performance of services;

● Reviewing each investor's subscription agreement to confirm such investor's participation in the offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor's participation;

● Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;

● Providing a dedicated account manager;

● Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;

● Consulting with the Company regarding any material changes to the Offering Circular which may require an amended filing; and

● Reviewing third-party provider work-product with respect to compliance with applicable rules and regulations.

Such services shall not include providing any investment advice or any investment recommendations to any investor.

For these services, we have agreed to pay Broker:

A commission of 6.0% on all proceeds raised. The Company has also paid Broker an "Advance" of $17,500 for accountable expenses, which are refundable to the extent not incurred. The maximum fees to be paid to Broker for services is $2,267,500 (6.05%).

Affiliate Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker ("DealMaker"), an affiliate of Broker, to create and maintain the online subscription processing platform for the Offering.

For these services, we have agreed to pay DealMaker:

A one-time advance of $7,000 for accountable expenses, and $2,000 a month, not to exceed $6,000 for accountable expenses to be expensed as incurred, and any pre-funded amount to be returned if not incurred. The total amount of each of accountable expenses to be $13,000.

Upon the commencement of the Offering, DealMaker is also entitled to a $2,000 monthly account management fee due on the first month of the Offering after it commences, up to a maximum of $18,000. The maximum fees to be paid to DealMaker for services is $31,000 (.08%).

Affiliate Marketing Services

DealMaker Reach, LLC ("Reach") may also receive up to a maximum of $250,000 of compensation for supplementary marketing services to be authorized on a case-by-case basis by the Company, not having entered a formal agreement for specific marketing services for the Offering. The Company will also publicly market the Offering using general solicitation through methods that include e-mails to potential investors, the internet, social media, and any other means of widespread communication.

The maximum compensation to be paid to Broker and its affiliates is $2,548,500 (6.80%).

Furthermore, the Company will pay Broker $11,750 in corporate filing fees to FINRA.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company's website at www.vama.com and via the EDGAR filing system.

Qualified Purchasers and Blue Sky Laws

Our shares of Class B Non-Voting Common Stock are being offered and sold only to "qualified purchasers" (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state "Blue Sky" law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our shares of Class B Non-Voting Common Stock offered hereby are offered and sold only to "qualified purchasers." "Qualified purchasers" include: (i) "accredited investors" under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our shares of Class B Non-Voting Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any Investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a "qualified purchaser" for purposes of Regulation A.

Transferability of our shares of Class B Non-Voting Common Stock.

Our shares of Class B Non-Voting Common Stock are generally not freely transferable by Stockholders. Transfer of shares of Class B Non-Voting Common Stock by Stockholders is restricted by applicable securities laws or regulations.

Advertising, Sales and Promotional Materials.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our shares of Class B Non- Voting Common Stock, these materials will not give a complete understanding of this Offering, us or our shares of Class B Non-Voting Common Stock and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Securities.

Supplements and Post-Qualification Amendments to this Offering Circular.

In compliance with Rule 253(e) of Regulation A, we shall revise this Offering Circular during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an Exhibit to the Offering Circular and be requalified under Rule 252.

Perks

Investors who invest $10,000 or more in this Offering will receive Bonus Shares with the amount of Bonus Shares to be received based on the amount invested:

Large Investor Bonus Shares

Amount Invested	Bonus Shares of Class B Non-Voting Common Stock
$10,000 to $19,999.99	10%
$20,000 to $29,999.99	20%
$30,000 to $39,999.99	30%
$40,000 to $49,999.99	40%
$50,000 to $59,999.99	50%
$60,000 to $69,999,99	60%
$70,000 to $79,999.99	70%
$80,000 to $89,999.99	80%
$90,000 to $99,999.99	90%
$100,000 and above	100%

Fractional shares will not be distributed, and Bonus Shares will be determined by rounding down to the nearest whole Share. If all investors qualify for the maximum number of Bonus Shares, 37,500,000 additional Bonus Shares will be issued in this Offering, which will cause immediate dilution to any investor receiving a lesser percentage of Bonus Shares. In addition, even if all investors do not qualify for the maximum number of Bonus Shares and less than 37,500,000 additional Bonus Shares are issued in this Offering, all investors would be immediately diluted due to the Bonus Share issuance in varying amounts based on the amount of their investment and the specific investment amounts of other investors.

For example, if an investor purchases 15,000 Shares (for $15,000), he will receive 15,000 purchased Shares and 15,000 Bonus Shares. No consideration in addition to making the requisite investment amounts will be required in consideration for the Bonus Shares. Bonus Shares will be based on individual investment amounts and not aggregate investments made by an investor (e.g. if an investor invests $15,000 and later invests $5,000, the investor will receive 10% Bonus Shares on the $15,000 investment but will receive no Bonus Shares on the additional $5,000 investment made later). The Bonus Shares will not affect any fees or commissions paid by investors.

USE OF PROCEEDS

The following table sets forth certain information concerning the estimated use of proceeds of the Offering. Many of the amounts set forth below represent the best estimate of the Company since they cannot be precisely calculated at this time.

		Amount of Offering Proceeds
Gross Offering Proceeds	$12,500,000	$25,000,000	$37,500,000
Expenses:
Offering Expenses	$200,000	$200,000	$200,000
Commissions*	$899,250	$1,649,250	$2,399,250
Operations (1)	$1,250,000	$2,500,000	$3,750,000
Marketing (2)	$1,250,000	$2,500,000	$3,750,000
General Working Capital (3)	$2,875,750	$6,000,750	$9,125,750
Research and Product Development (4)	$6,025,000	$12,150,000	$18,275,000
Total Net Offering Proceeds	$11,400,750	$23,150,750	$34,900,750

*The Company is not using an underwriter for the sale of Shares. These commissions listed are those for Broker, a FINRA broker-dealer. Broker is entitled to 6.00% on all proceeds from the Offering, and Broker and affiliates are entitled to other compensation to not exceed $298,500.

Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering to adhere to the Company's business plan and liquidity requirements. These are our best estimates of our financial requirements and plans. We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. We cannot assure that the capital budget will be sufficient to satisfy our operational needs, or that we will have sufficient capital to fund our business.

(1) These proceeds will be used for operations, such as inventory, licenses, engineering contractor invoices and supplies. Additionally, we may seek to open up new office locations in different regions.

(2) These proceeds will be used for working capital to assist us in reaching our growth targets.

(3) These proceeds will be used to attract new customers.

(4) These proceeds will be used for research and product development, including expansion into mobile applications and other data analytic applications.

Proceeds will not be held in an escrow account. Upon the Company accepting purchases (after confirmation investors meet the applicable suitability and minimum purchase standards), such investment funds will be deposited into our bank account, allowing us immediate access to the funds for the aforementioned uses.

BUSINESS

The Company

Technology Holdings North America Inc., known as Vama, is an instant messaging fintech company providing daily interactions through mobile applications. Offering simplicity, security, and convenience, Vama's unified platform facilitates seamless communication and secure transactions with just a tap. Our goal is to integrate user -friendly payments into a chat messaging platform, providing individuals with an effortless way to connect and send money within a single application.

The Company was formed in Delaware on May 20, 2022. The Company is headquartered and qualified to conduct business in California and has three current employees while also utilizing consultants. The Company sells its products throughout the United States. The Company's website is https://vama.com.

On November 15, 2023, Carlos Cruz, the CEO and Founder of the Company, transferred to the Company his ownership of all of the ordinary shares of VAMA INT PTE Ltd. ("VAMA Singapore"), a Singapore company. As a result of the share transfer, VAMA Singapore became a wholly-owned subsidiary of the Company.

The information available on or through our website is not a part of this Offering Circular. In making an investment decision with respect to our Securities, you should only consider the information contained in this Offering Circular.

Description of the Business

Vama has a vision to provide a simple, secure, and convenient way for users to communicate and transact with each other using a single application. By integrating payments into the chat platform, users can easily and securely send money to each other without the need for multiple apps or complicated processes. This would not only save users time and effort, but also provide a more streamlined and cohesive experience. In addition to payments, Vama's chat platform would provide a secure and private way for users to communicate with each other. Strong encryption and other security measures would be implemented to protect user data and privacy.

Business Plan

Vama's flagship product is a mobile application that is intended to provide users with a seamless and convenient way to communicate and transact with each other. The Vama mobile app currently allows users to send secure messages and files to each other, and intends to offer the ability to make payments seamlessly within the same platform. The chat function of the Vama app provides secure and private messages. Today, the app also allows users to easily manage their conversations, making it simple to find and reference past messages and files. Upon receipt of regulatory approvals, the payment function of the Vama app will provide a simple and secure way for users to send and receive money. Users will be able to link their debit cards or credit cards to the app, and then send or receive payments directly within the chat platform. The app will provide real-time payment confirmation, making it easy for users to keep track of their transactions. Overall, once regulatory approvals are obtained, Vama's flagship product will offer a convenient and secure way for users to communicate and transact with each other in one easy-to-use app. By combining chat and payments in one platform, Vama will be simplifying the user experience and providing a more efficient and cohesive solution for users who want to communicate and transact with ease.

Currently, Vama is available on the iOS and Android platforms. The Vama app currently allows users to chat with one another with end-to-end encryption. The Company is seeking the regulatory approvals required to allow users to also make peer-to-peer payments with the app, like Venmo. Pending regulatory approvals, all current users, inside and outside the U.S., are currently using the app for messaging only, not for payments.

The Company will not earn fees when the app is being used for messaging alone, although it might earn money from advertisements. When and if the app is used for payments, the Company intends to charge fees to users. The Company has not yet adopted a fee structure but plans to use a model like Venmo's.

The Company plans to significantly expand its business by investing in technology and product development, obtaining necessary regulatory approvals and sales and marketing. The capital we raise here will empower us to expand our product development, receive required regulatory approvals, increase sales and marketing efforts and grow out our infrastructure as we continue to aggressively grow and expand our business.

 The Company's Products and/or Services

Product / Service	Description	Current Market
Vama	App that allows users to chat with one another with end-to-end encryption. The Company is seeking the regulatory approvals required to allow users to also make peer-to-peer payments with the app, like Venmo.	Direct-to-Consumer

Competition

The markets in which our products are sold are highly competitive. Our products compete against similar products of many large and small companies, including well-known global competitors.

On the messaging side, Vama competes with companies and apps like:

• Apple (iMessage)

• Signal

• Telegram

• WhatsApp

• Messenger

• Viber

• Snapchat

These competitors compete on the strengths of their installed bases in their domains, like Meta (WhatsApp, Facebook Messenger, Instagram chat) and Apple (iMessage); on powerful security and user privacy features, such as iMessage, Telegram and Signal, and those that target specific user segments, such as Discord (gaming), and Twitch (gaming live streams).

All of our competitors provide their instant chat applications at no cost to users; either because they are natively embedded in their operating system or technology platform (Apple and Facebook), or harness user data and insights into user behavior for deep learning and precision targeting (Facebook Messenger and WhatsApp).

On the payment side, Vama will compete with companies and apps like:

• Venmo (more P2P), U.S. market only

• PayPal (more B2B, C2B), international

• CashApp, U.S. market only

• Apple Cash, U.S. market only

These competitors are dedicated "pure-play" payments apps, and a few have strengths as payment gateways that online merchants can incorporate onto their online shopping platforms as the payments and settlement facility.

The Company believes that combining messaging and payment features will prove highly desirable to consumers. Users can use Vama to easily chat, have conversations with friends and family, and send money to the same friends and family - without the need to switch between different apps to and from to inform each other of the money transfer.

This gets especially confusing if there are several different people to make payments to. Safe, secure and ensured protection of personal information will be Vama's focus.

Customer Base

Our customer base is users on the iOS and Android platforms. Currently, the instant messaging app has over 33,000 users.

Supply Chain

Although the Company is dependent upon certain third-party vendors, the Company has access to alternate service providers in the event its current third-party vendors are unable to provide services or any issues arise with its current vendors where a change is required to be made. The Company does not believe the loss of a current third-party vendor or service provider would cause a major disruption to its business, although it could cause short-term limitations or disruptions.

Intellectual Property

The Company currently does not own any registered patents or trademarks. The Company has licensed the name "Vama" from its wholly-owned subsidiary VAMA Singapore, as well as the logo used by the Company. Additionally, the Company is authorized to use any technology patents and trademark registrations that may be held by VAMA Singapore. Pursuant to the license agreement, as long as the Company is actively distributing the app, the license agreement is perpetual and royalty-free.

All other intellectual property is in the form of trade secrets, business methods and know-how and is protected through intellectual assignment and confidentiality agreements with Company employees, advisors and consultants.

Governmental/Regulatory Approval and Compliance

The Company is subject to and affected by the laws and regulations of U.S. federal, state and local governmental authorities. In particular, the Company will require approvals from the banking regulators in each state to allow payment processing. This is done through the Multistate MSB Licensing Agreement Program which provides for two phases of approval. The first phase approves the general license application. The second phase is then for each state agency to perform a review of state-specific license application information. Currently, the Company has submitted its general license application for the first phase. Once phase one is approved, the Company intends to target up to 10 states in the second phase at the outset and then will seek additional state approvals thereafter. These laws and regulations are subject to change.

Properties

As of the date of this Offering Circular, the Company does not own real property or business personal property of material significance. The Company leases office space in Los Angeles, California under a lease agreement until March 2026. The Company pays $3,000 per month.

MANAGEMENT

The Company's day-to-day operations are managed by the Company's Officers ("Officers").

We rely on our management team to act on our behalf. The Company believes its management team has the capability to dedicate such time to the affairs of the Company as may be reasonably required.

Name	Position	Age
Officers:
Carlos Cruz	Chief Executive Officer	40
Bryan Nguyen	Head of Engineering	27
Wee Boon Siah	Chief Technology Officer	45
Directors:
Carlos Cruz	Director	39

Legal Proceedings

From time to time, the Company may be involved in legal proceedings. The results of such legal proceedings and claims cannot be predicted with certainty and, regardless of the outcome, legal proceedings could have an adverse impact on the Company's business plan, because of defense and settlement costs, diversion of resources, and other factors. As of the date of this Offering Circular, the Company is not subject to any material legal proceedings, nor, to the Company's knowledge, are any material legal proceedings pending or threatened against the Company.

We intend to provide such periodic updates electronically at our website at www.vama.com, and documents will be provided electronically and via email. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of our website are not incorporated by reference in or otherwise a part of this Offering Circular.

Indemnification of Officers and Directors

Our Bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

There is currently no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of our Board members and Officers for the last two completed fiscal years (December 31, 2023 and December 31, 2022, respectively) is as follows:

Name	Title	Fiscal Year	Cash Compensation	Other Compensation	Total Compensation
Carlos Cruz	CEO and Director	2023	$0	$0	$0
		2022	$0	$0	$0
Bryan Nguyen	Officer	2023	$200,000	$0	$200,000
		2022	$200,000	$0	$200,000
Wee Boon Siah*	Officer	2023	$0	$0	$0
		2022	$0	$0	$0

*The Officer did not join the Company until 2024.

Key Man Insurance

We do not have key man insurance on any Officer.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

As of the date of this Offering Circular, the following table sets forth information regarding beneficial ownership of our capital stock by:

● each person, or group of affiliated persons, known by us to beneficially own 5% or more of our common stock;

● each of our named Officers;

● each of our directors and director nominees; and

● all of our current Officers, directors and director nominees as a group.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such a percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Common Stock (including Class A Voting Common-Stock and Class B Non-Voting Common Stock) listed below have sole voting and investment power with respect to the shares shown.

	Pre-Offering			Post-Offering[1]
Name	No. of Shares of Class A Voting Common Stock[2]	No. of Shares of Class B Non- Voting Common Stock	Voting %[2]	No. of Shares of Class A Voting Common Stock[3]	No. of Shares of Class B Non- Voting Common Stock	Voting %[3]
Carlos Cruz	496,869,391	0	100.00%	496,869,391	0	100.00%
Bryan Nguyen	0	0	0%	0	0	0%
Wee Boon Siah	0	0	0%	0	0	0%

(1) Assumes the Company raising the maximum amount of this Offering and none of the above identified beneficial owners purchasing shares of Class B Non-Voting Common Stock in this Offering.

(2) Prior to the Offering, our Officers and director collectively own 496,869,391 shares of Class A Common Stock equating to 100% of the voting shares of Common Stock of the Company.

(3) After the Offering, assuming the Offering is fully subscribed, our Officers and director will collectively own 496,869,391 shares of Class A Common Stock equating to 100% of the voting shares of Common Stock of the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The Management's Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements, and should consider carefully the statements made in "Risk Factors" and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company's forward-looking statements, and that could materially and adversely affect the Company's business, operating results and financial condition. The Company assumes no obligation to update any of the forward-looking statements included herein.

The Management's Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Overview

The Company intends to raise $37,500,000 in order to pay for the expansion of its business, including operations, marketing, research and product development and general working capital.

Operating History of the Company

The Company has a limited operating history. The Company was slightly profitable during its first year of operation but it may not be profitable on a consistent basis in the future, which may make it difficult for potential investors to evaluate the Company's business and assess the future viability and prospects of the Company.

Results of Operations

Revenues:

The Company was formed as a Delaware corporation on May 20, 2022. For fiscal year 2023 the Company had total net revenues of $0; while for fiscal year 2022, the Company had total net revenues of $0.

Operating Expenses:

Operating expenses were $344,490 for fiscal year 2023; while they were $12,949 for fiscal year 2022.

Net Income:

The Company realized a net loss of $(272,150) in fiscal year 2023; while for fiscal year 2022, the Company realized a net gain of $7,051.

Liquidity and Capital Resources:

As of December 31, 2023, the Company had total current assets of $589,801 and current liabilities of $57,854, resulting in an accumulated deficit of $(265,099) as of December 31, 2023. As of December 31, 2022, the Company had total current assets of $7,051 and current liabilities of $0, resulting in retained earnings of $7,051.

Capital Expenditures and Other Obligations

We have not incurred capital expenditures since inception in 2022 and have no planned material capital expenditure commitments for the future.

Going Concern and Our Plan of Operation

The Company's financial statements have been prepared on a going concern basis. Despite the net losses and cash outflows, management believes that the Company will be able to continue its operations through proceeds from proposed private Regulation A and Regulation D campaigns (and a current Regulation CF campaign until the commencement of the Offering) and additional debt and/or equity financing over the next 12 months. However, there are no assurances that such funding will be available on favorable terms, or at all.

The minimum funding required for the Company to operate for at least the next 12 months is $3,000,000. The Company currently has at least 12 months of funding based on its previous capital raising efforts and sources of liquidity.

The Company has developed a strategic plan to guide its development over the next 12 to 24 months. In connection with its strategic plan, the Company intends to raise $37,500,000 in this Offering in order to allocate more resources for research and product development, general working capital, operations and sales and marketing so the Company can ramp up its product with full capabilities as soon as possible in order to generate revenues.

We can provide no assurances, however, that we will be able to successfully raise sufficient funds in this Offering or through other means. Also, we cannot assure you that we will be able to raise additional capital or debt as and when needed on acceptable terms if at all.

We believe that the actions presently being taken to further implement our business plan and generate revenues, including the financing plans discussed above, will provide the opportunity for us to develop into a successful business operation.

Off-Balance Sheet Arrangements

As of December 31, 2023, we did not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by the Company as of the specified effective date. The Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In May 2014, the FASB issued ASU, 2014-09-Revenue from Contracts with Customers (Topic 606), or ASU 2014- 09, and further updated through ASU 2016-12, or ASU 2016-12, which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount to which an entity expects to be entitled to when products are transferred to customers. This guidance is effective for annual reporting periods, and interim periods within those years, beginning December 15, 2018 for non-public entities. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The adoption of ASU 2014-09 had no material impact on the Company's financial statements and related disclosures.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. As a result, most of the guidance in ASC 718 associated with employee share-based payments, including most requirements related to classification and measurement, applies to nonemployee share-based payment arrangements. This standard is effective beginning in the first quarter of 2019, with early adoption permitted. The adoption of ASU 2018-07 is not expected to have a material effect on the Company's financial statements.

Related Party Disclosure

On November 15, 2023, Carlos Cruz, the CEO and Founder of the Company, transferred to the Company his ownership of all of the ordinary shares of VAMA INT PTE Ltd. ("VAMA Singapore"), a Singapore company. As a result of the share transfer, VAMA Singapore became a wholly-owned subsidiary of the Company. The Company remains a party to a License Agreement with VAMA Singapore. Pursuant to the License Agreement, the Company has licensed the name "Vama" from its wholly-owned subsidiary VAMA Singapore, as well as the logo used by the Company. Additionally, the Company is authorized to use any technology patents and trademark registrations that may be held by VAMA Singapore. Pursuant to the License Agreement, as long as the Company is actively distributing the app, the License Agreement is perpetual and royalty-free.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to an early founder(s) or a contributor(s) at a significantly lower cash cost due to the "sweat equity" they put into the Company. When our Company seeks cash investments from outside investors, like you, the price per share is generally much higher, resulting in immediate dilution of your stake's cash value. This is because all shares have the same value, and you paid more for your shares than earlier investors did. Dilution may also occur if securities are priced above book value or due to expenses incurred in the Offering.

Purchasers of Our Securities

In this Offering, purchasers will experience an immediate dilution of net tangible book value per share from the public offering price. This dilution represents the difference between the amount per share paid by new investors and the pro forma net tangible book value per share immediately following this Offering.

After giving effect to the sale of our shares in this Offering at an assumed public offering price of $1.00 per share, and after deducting estimated Offering expenses (including commissions paid to Broker), our net tangible book value as of December 31, 2023 would be $0.06 per share. This assumes the sale of the maximum number of Securities and that all investors qualify for the maximum number of Bonus Shares.

Assuming the sale of the maximum number of Securities offered and maximum issuance of Bonus Shares attributable to the sale of Securities, there would be in an immediate increase in net tangible book value per share of $0.06 to the existing stockholders and dilution in net tangible book value per share of $0.94 to new investors who purchase shares in the Offering. If all investors do not qualify for the maximum number of Bonus Shares and less than 37,500,000 additional Bonus Shares are issued in this Offering, all investors would be immediately diluted due to the Bonus Share issuance in varying amounts based on the amount of their investment and the specific investment amounts of other investors. The dilution in net tangible book value to new investors would vary downward to as low as $0.88 per share if no investors qualified for Bonus Shares.

The following table sets forth the estimated net tangible book value per share after the Offering assuming the maximum issuance of Bonus Shares attributable to the sale of Securities and the dilution to persons purchasing shares.

Offering price per share	$1.00
Net tangible book value per share at December 31, 2023	$0.004
Pro forma net tangible book value per share after this Offering	$0.06
Increase in tangible book value per share to the existing Stockholders	$0.06
Dilution in net tangible book value per share to new investors	$0.94

The following table sets forth, assuming the sale of the maximum number of Securities offered for sale in this Offering (after deducting our estimated Offering expenses), the total number of shares previously sold to existing stockholders, the total consideration paid for the foregoing and the average price paid per share. As the table shows, new investors purchasing shares may in certain circumstances pay an average price per share substantially higher than the average price per share paid by our existing stockholders.

	Shares Purchased Plus Bonus Shares				Total Consideration		Avg. Price
	Number of Outstanding Shares*	% of Outstanding Shares	Number of Shares on a Fully Diluted, As-Converted Basis*	% on Fully Diluted, As- Converted Basis	Amount	%	Per Share (Using Number of Shares on a Fully Diluted, As- Converted Basis)
Class A Voting Common Stock	496,869,391	85.22%	496,869,391	85.225%	$10,000	0.02%	$0.00
Class B Non- Voting Common Stock	11,175,838	1.92%	11,175,838	1.92%	$2,367,000	5.94%	$0.21*
Class B Non- Voting Common Stock New Investors**	75,000,000	12.86%	75,000,000	12.86%	$37,500,000	94.04%	$0.50
Total	583,045,229	100%	583,045,229	100%	$39,877,000	100%

*Adjusted, as applicable, for prior Company forward stock splits on March 27, 2023, November 1, 2023 and April 26, 2024, respectively, and the issuance of bonus shares for no additional consideration.

**Assumes all investors qualify for the maximum number of Bonus Shares and that 37,500,000 additional Bonus Shares will be issued in this Offering

Understanding Future Dilution

Future issuances of additional shares could dilute existing investors' ownership stakes. Essentially, as more shares are issued, even though the Company's overall value may increase, the percentage ownership by existing investors will diminish. This phenomenon translates into owning a reduced portion of a potentially larger company.

Potential Causes and Types of Dilution

Increased outstanding shares could result from various transactions, including public offerings, crowdfunding rounds, venture capital or angel investment rounds, employees exercising stock options, or conversion of instruments like convertible bonds, preferred shares, or warrants into stock.

Investors should be aware of three main types of dilution:

Value Dilution: The worth of each share may decrease.

Control Dilution: The percentage an investor owns will decrease.

Earnings Dilution: Earning per share may decrease, which is especially relevant if dividends are offered (though early- stage companies often reinvest earnings back into the Company).

The Impact of a "Down Round"

The most detrimental dilution for early-stage investors transpires when the Company opts for a "down round," or selling more shares at a lower valuation compared to earlier offerings. Here's an illustrative scenario:

• June 2022: An investment of $20,000 buys shares representing 2% ownership of a company with a $1 million valuation.

• December 2022: After a successful $5 million venture capital round, that ownership is diluted to 1.3% but its value increases to $200,000.

• June 2023: The Company raises $1 million at a $2 million valuation, diluting the stake to 0.89%, now valued at $26,660.

Convertible Notes/SAFEs and Dilution

Convertible notes or SAFEs can also lead to dilution when they convert into shares. Generally, early-stage companies issue convertible notes or SAFEs that convert into equity at a "discount" in subsequent financing rounds, issuing more shares for the same price to note holders compared to new investors. Additionally, a "price cap" may be instituted, acting as a maximum share price, further enhancing dilution during a "down round."

Important Investor Consideration

If you're investing with the expectation of maintaining a fixed ownership percentage or share value, be aware that dilution can significantly impact these factors. It's crucial to understand how dilution can alter the value of your investment, ownership percentage, voting control, and earnings per share.

DESCRIPTION OF CAPITAL STOCK

General

The Company is offering up to 37,500,000 shares of Class B Non-Voting Common Stock and up to 37,500,000 Bonus Shares of Class B Non-Voting Common Stock.

The following description summarizes the most important terms of the Company's capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company's Governing Documents, including its Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of the Company's capital stock, you should refer to the Governing Documents and to the applicable provisions of Delaware law.

The Company's board of directors and Stockholder effected a 5,000 to 1 stock split on March 27, 2023 and created additional classes of capital stock, including Class A Voting Common Stock and Class B Non-Voting Common Stock. All shares of Common Stock as of the stock split were converted into Class A Voting Common Stock. Further, on November 1, 2023, the Company's board of directors and Stockholder increased its authorized shares of Common Stock and effected a 3 to 1 stock split for all outstanding Class A Voting Common Stock. On April 26, 2024, the Company further increased its authorized shares of Common Stock and effected a 1 to 3.312462611 forward stock split for all outstanding Class A Voting Common Stock and Class B Non-Voting Common Stock. As a result, the Company's authorized capital stock now consists of 700,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"), of which 500,000,000 shares are designated as "Class A Voting Common Stock" and 200,000,000 shares are designated as "Class B Non-Voting Common Stock", and 10,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

Common Stock

As of the date of this Offering Circular, (i) 496,869,391 shares of our Class A Voting Common Stock and (ii) 11,175,838 shares of our Class B Non-Voting Common Stock are issued and outstanding. The Company has not issued any stock options or warrants for shares of Class A Voting Common Stock or shares of Class B Non-Voting Common Stock. The Company has an ongoing private placement offering of Class B Non-Voting Common Stock whereby it is seeking to raise up to $10,000,000 from the issuance of shares of Class B Non-Voting Common Stock (inclusive of the outstanding shares noted above).

Voting Rights: Holders of Class A Voting Common Stock shall have one vote per one share of Class A Voting Common Stock. There is no cumulative voting. Holders of Class B Non-Voting Common Stock shall have no voting rights.

Dividends: The holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board for all Common Stockholders. The Company does not anticipate paying any cash dividends after this Offering or in the foreseeable future.

Liquidation: In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share in the net assets legally available for distribution to Stockholders after the payment of all debts and other liabilities of the Company.

Transferability: The Company's Common Stock is not generally freely transferable. Additionally, the Company's Common Stock, including the Class B Non-Voting Common Stock, is not registered under the Securities Act or under the securities law of any state or other jurisdiction. Shares of the Company's Common Stock are "restricted securities" and may be resold by Stockholders only in compliance with Rule 144 promulgated under the Securities Act. Notwithstanding the foregoing, Common Stock is generally transferable to any one or more members of a class consisting of the Stockholder's spouse, descendants, guardian or conservator, to a trust for the benefit of any one or more members of such class.

Other Securities

In addition to the above, the Company has outstanding $473,017 in SAFEs with a valuation cap of $40,000,000. Further, the Company currently has an ongoing Regulation CF offering until October 31, 2024 for which it is offering up to $4,000,000 in SAFEs with a valuation cap of $149,000,000. As of the date of this filing, $1,073,752 has been committed, including $222,072 that has been funded but remains subject to the execution of definitive documents.

Transfer Agent and Registrar

As of the date of this Offering Circular, we have engaged Prolific Labs Incorporated d/b/a Pulley in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Exchange Act.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any "unacceptable investor," which means anyone who is:

● a "designated national," "specially designated national," "specially designated terrorist," "specially designated global terrorist," "foreign terrorist organization," or "blocked person" within the definitions provided under the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

● acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

● within the scope of Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

● a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

● designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to any of those described above.

REPORTS

We will furnish the following reports, statements, and tax information to each Stockholder:

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31, our Board will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the Board, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Board. The Board shall be deemed to have made a report available to each Stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the Stockholders.

Tax Information. On or before December 31 of the year immediately following our fiscal year, which is currently January 1 through December 31, we will send to each Stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

Stock Certificates. We do not anticipate issuing stock certificates representing shares purchased in this Offering to the holders of Class B Non-Voting Common Stock. However, we are permitted to issue stock certificates and may do so at the request of our transfer agent. The number of Securities held by each Stockholder, will be maintained by us or our transfer agent in our Company register.

LEGAL MATTERS

We have retained Hess Legal Counsel LLC to advise us in connection with the preparation of this Offering Circular, the Subscription Agreement and any other documents related thereto. Hess Legal Counsel LLC has not been retained to represent the interests of any Stockholder in connection with this offering. All prospective investors that are evaluating or purchasing shares of Class B Non-Voting Common Stock should retain their own independent legal counsel to review this Offering Circular, the Subscription Agreements and any other documents and matters related whatsoever to this offering, and to advise them accordingly.

EXPERTS

Our financial statements for the year ended December 31, 2023 included in this Offering Circular have been audited by Mongio and Associates CPAs, LLC, and our financial statements for the year ended December 31, 2022 included in this Offering Circular have been audited by SetApart FS, each an independent registered public accounting firm, as stated in their respective reports appearing herein. Such financial statements have been included in reliance upon the reports of each firm given upon their respective authority as experts in accounting and auditing.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase shares of Class B Non-Voting Common Stock who satisfy the "qualified purchaser" standards should proceed as follows:

● Read this entire Offering Circular (including all Exhibits hereto) and any supplements accompanying this Offering Circular.

● Electronically complete and execute a copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing it, is included in this Offering Circular as Exhibit 4.1.

By executing the Subscription Agreement and paying the total purchase price for our shares of Class B Non-Voting Common Stock subscribed for, each investor agrees to accept the terms of the Subscription Agreement and attests that the investor meets the minimum standards of a "qualified purchaser", and for non-accredited investors that such subscription for shares of Class B Non-Voting Common Stock does not exceed ten percent (10%) of the greater of such investor's annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

Right to Reject Subscriptions. After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been received, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction.

Acceptance of Subscriptions. Upon our acceptance of a Subscription Agreement, we will countersign the Subscription Agreement and issue the shares subscribed at closing. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Minimum Purchase Requirements

You must initially purchase at least five hundred (500) shares of Common Stock at a price of $1.00 per share of Class B Non-Voting Common Stock for a minimum investment amount of Five Hundred Dollars ($500.00). We reserve the right to revise the minimum purchase requirements in the future.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this Offering. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Technology Holdings North America Inc.

8520 Venice Boulevard, Floor 2

Los Angeles, California 90034, United States

Phone:

(805) 517-4674

Email: info@vama.com

Within 120 days after the end of each fiscal year we will electronically provide to our Stockholders to record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to Stockholders. The Company does not intend to send paper copies out of its reports unless requested in writing by a Stockholder.

*** End of Document ***

PART II

INDEX TO FINANCIAL STATEMENTS

Technology Holdings North America Inc.

Audited Financial Statements for the Fiscal Years Ended December 31, 2023 and December 31, 2022

Technology Holdings North America Inc.
Audited Financial Statements for the Fiscal Year Ended December 31, 2022

Technology Holdings North America Inc. (the "Company") a Delaware Corporation

(dba Vama)

Financial Statements (Audited) and

Independent Auditor's Report

Years ended December 31, 2023 and 2022

INDEPENDENT AUDITOR'S REPORT

To Management

Technology Holdings North America Inc.

We have audited the accompanying balance sheet of Technology Holdings North America Inc. as of December 31, 2023, and the related consolidated statements of operations and comprehensive income (loss), consolidated statements of changes in stockholders' equity, and consolidated statements of cashflows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

The financial statements of the Company as of December 31, 2022 were audited by other auditors whose report was dated March 29, 2023. On those statements, it is included an explanatory paragraph that described substantial doubt about the Company's ability to continue as a going concern discussed in Note 7 to the financial statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Technology Holdings North America Inc. as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

As discussed in Note 7, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. Our opinion is not modified with respect to this matter.

On behalf of Mongio and Associates CPAs, LLC

Vince Mongio, CPA, EA, CIA, CFE, MACC

Miami, FL

April 12, 2024

TECHNOLOGY HOLDINGS NORTH AMERICA INC.

CONSOLIDATED BALANCE SHEETS (AUDITED)

	For the Years Ended
	December 31, 2023	December 31, 2022
Assets
Current Assets:
Cash and Cash Equivalents	$558,844	$7,051
Other Receivable	30,957	-
Total Current Assets	$589,801	$7,051
Total Assets	$589,801	$7,051

Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current Liabilities:
Accrued Expenses	$53,249	$-
Payroll Liabilities	4,605	-
Total Current Liabilities	$57,854	$-
Total Liabilities	$57,854	$-

Commitments and Contingencies (Note 4)

Stockholders' Equity (Deficit)
Class A Voting Common Stock, $0.0001 Par Value, net of Discount - 150,000,000 Shares Authorized, 150,000,000 Shares Issued and Outstanding as of December 31, 2023	$1,000	$1,000
Class B Non-Voting Common Stock, $0.0001 Par Value, net of Discount - 50,000,000 Shares Authorized, 428,450 Shares Issued and Outstanding as of December 31, 2023	-	-
Preferred Stock, Non-Voting, $0.0001 Par Value - 10,000,000 Shares Authorized, No Shares Issued and Outstanding as of December 31, 2023	-	-
Additional Paid In Capital, Net of Offering Costs	332,750	-
Subscription Receivable	(1,000)	(1,000)
Future Equity Obligations (SAFE Notes), net of Offering Costs	464,296	-
Accumulated Deficit	(265,099)	7,051
Total Stockholders' Equity (Deficit)	$531,947	$7,051
Total Liabilities and Stockholders' Equity (Deficit)	$589,801	$7,051

TECHNOLOGY HOLDINGS NORTH AMERICA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (AUDITED)

	For the Years Ended
	December 31, 2023	December 31, 2022
Revenues:
	$-	$-
Total Revenues	$-	$-

Cost of Sales
Cost of Sales	$-	$-
Total Cost of Sales	$-	$-
Gross Profit	$-	$-

Operating Expenses:
Advertising and Marketing	$51,635	$-
Legal and Professional	138,498	-
Selling, General and Administrative	154,358	12,949
Total Operating Expenses	$344,490	$12,949

Other (Income) Expense:
Other Income	$(72,340)	$(20,000)
Total Other (Income) Expense	(72,340)	(20,000)
Loss from Continuing Operations Before Income Taxes	$(272,150)	$7,051
Provision for Income Taxes	-	-
Net Loss	$(272,150)	$7,051
Other Comprehensive Loss, Net of Tax
Foreign Currency Translation Adjustment	$-	$-
Total Other Comprehensive Loss	$-	$-
Total Comprehensive Loss	$(272,150)	$7,051

TECHNOLOGY HOLDINGS NORTH AMERICA INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (AUDITED)

FOR THE YEARS ENDED DECEMBER 31, 2023 and 2022

	Class A Voting Common		Class B Non-Voting			SAFE-	Additional	APIC-
	Stock		Common Stock		SAFE				Subscription	Disccount on
	Shares	Amount	Shares	Amount		Offering	Paid-in	Offering
					Notes	Costs	Capital	Costs	Receivable	Issued Shares
Balance on May 20, 2022	-	$-	-	$-	$-	$-	$-	$-	$-	$-
Sale of Stock	10,000	10,000	-	-	-	-	-	-	(1,000)	(9,000)
Net Loss	-	-	-	-	-	-	-	-	-	-
Balance on December 31, 2022	10,000	$10,000	-	$-	$-	$-	$-	$-	$(1,000)	$(9,000)
Sale of Stock	-	-	428,450	43	-	-	428,407	(12,250)	-	(83,450)
Stock Split 1:5000	49,990,000	-	-	-	-	-	-	-	-	-
Stock Split 1:3	100,000,000	-	-	-	-	-	-	-	-	-
Issuance of SAFEs	-	-	-	-	510,261	(45,965)	-	-	-	-
Net Loss	-	-	-	-	-	-	-	-	-	-
Balance on December 31, 2023	150,000,000	$10,000	428,450	$43	$510,261	$(45,965)	$428,407	$(12,250)	$(1,000)	$(92,450)

TECHNOLOGY HOLDINGS NORTH AMERICA INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (AUDITED) (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2023 and 2022

	Accumulated Deficit	Total Stockholders' Equity
Balance on May 20, 2022	$-	$-
Sale of Stock	-	-
Net Loss	7,051	7,051
Balance on December 31, 2022	$7,051	$7,051
Sale of Stock	-	332,750
Stock Split 1:5000	-	-
Stock Split 1:3	-	-
Issuance of SAFEs	-	464,296
Net Loss	(272,150)	(272,150)
Balance on December 31, 2023	$(265,099)	$531,947

TECHNOLOGY HOLDINGS NORTH AMERICA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (AUDITED)

	For the Years Ended
	December 31, 2023	December 31, 2022
OPERATING ACTIVITIES
Net Loss	$(272,150)	$7,051
Changes in operating assets and liabilities:
Other Receivable	(30,957)	-
Accrued Expenses	53,249	-
Payroll Liabilities	4,605	-
Other	-
Net Cash Flows provided by (used in) Operating Activities	$(245,254)	$7,051

INVESTING ACTIVITIES
Net Cash Flows provided by (used in) Investing Activities	$-	$-

FINANCING ACTIVITIES
Issuance of Class B Non-Voting Common Stock	$428,450	$-
Discounts on Stock Issuance	(83,450)	-
Offering Costs - Stock Issuance	(12,250)	-
Proceeds from SAFE Notes	510,261	-
Offering Costs - SAFE Notes	(45,965)	-
Net Cash Flows provided by (used in) Financing Activities	$797,046	$-

Net change in cash	$551,793	$7,051
Cash and Equivalents at the beginning of the year	7,051	-
Cash and Equivalents at the end of the year	$558,844	$7,051

Technology Holdings North America Inc.
Notes to the Audited Financial Statements
December 31st, 2023
$USD

NOTE 1 - ORGANIZATION AND NATURE OF ACTIVITIES

Technology Holdings North America Inc., operating as Vama ("the Company"), was incorporated in Delaware on May 20th, 2022. It is a Santa Monica-based instant messaging fintech company that is revolutionizing daily interactions through mobile applications. Offering simplicity, security, and convenience, the Company's unified platform facilitates seamless communication and secure transactions with just a tap. The Company's goal is to integrate user friendly payments into a chat messaging platform, providing individuals with an effortless way to connect and send money within a single application. The Company's headquarters is in Los Angeles, California, and its customers will be located throughout the United States.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Our fiscal year ends on December 31. The Company has no interest in variable interest entities and no predecessor entities.

Basis of Consolidation

The financials of the Company include its wholly-owned subsidiary, VAMA INT PTE, LTD, a Singapore Exempt Company Limited By Shares ("VAMA") formed by the Company's founder on November 9th, 2021. VAMA's primary activity was publishing and developing software and applications. In November of 2023, VAMA's founder and owner of 100% of VAMA's equity interests transferred all equity interests in the form of 100,000,000 Ordinary Shares to the Company for no consideration. Upon this transfer, the Company assumed all rights, privileges, and obligations of VAMA. As of December 31, 2023, VAMA had no operating activities, resulting in no intercompany transactions that required elimination.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Concentrations of Credit Risks

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606, "Revenue Recognition" following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when or as performance obligations are satisfied

The Company plans to generate revenue from percentage-based transaction fees imposed upon payments made between users via its mobile application, Vama. The Company's primary performance obligation will be the maintenance of an acceptable level of software uptime for its mobile application, and the facilitation of transactions between end users. Cash will be received each time a transaction is made on the Vama app, at which point revenue will be recognized and the Company's performance obligations will become satisfied.

Advertising Costs

Advertising costs associated with marketing the Company's products and services are generally expensed as costs are incurred.

General and Administrative

General and administrative expenses consist of payroll and related expenses for employees and independent contractors involved in general corporate functions, including accounting, finance, tax, legal, business development, and other miscellaneous expenses.

Equity Based Compensation

The Company has no equity-based compensation plan.

Income Taxes

The Company is subject to corporate income and state income taxes in the state it does business. We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company does not have any uncertain tax provisions. The Company's primary tax jurisdictions are the United States and California. The Company's primary deferred tax assets are its net operating loss (NOL) carryforwards which approximates its retained earnings as of the date of these financials. A deferred tax asset as a result of NOLs have not been recognized due to the uncertainty of future positive taxable income to utilize the NOL. The Company is no longer subject to U.S. federal, state and local, tax examinations by tax authorities for years before 2019.

The Company has not filed its tax returns as of the date of these financials and is in the process of doing so.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.

The Company's founder is the founding member of two (2) other entities: Technology Services Group Pte Ltd ("TSG") and Service Benefits LLC ("SB"). Throughout 2023, TSG provided IT and software development services in the total amount of $55,000, and SB provided marketing services in exchange for $10,000.

Further, the Company entered into a services agreement in January of 2023 with SB to provide it with technical support for SB's systems and company processes for a period of one year, ending in December of 2023. As these is not the Company's primary business services, it recognized the money that was earned as other income and a total of $72,340 was received in exchange for the services provided.

NOTE 4 - COMMITMENTS, CONTINGENCIES, COMPLIANCE WITH LAWS AND REGULATIONS

We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers. Further, the Company is currently complying with all relevant laws and regulations. The Company does not have any long-term commitments or guarantees.

NOTE 5 - EQUITY

Upon incorporation in May 2022, the Company initially authorized only one class of stock consisting of 10,000 shares of Common Stock with a par value of $1.00 per share. The Company records stock issuances at the effective date, resulting in all 10,000 shares being issued and outstanding as of December 31, 2022. These shares were subscribed for at a total cost of $10,000 with a discount of $9,000, resulting in a net subscription receivable of $1,000; however, if the subscription is funded upon or prior to the issuance of the financial statements, the Company records a subscription receivable as an asset on a balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the subscription is reclassified as a contra account to Stockholders' Equity on the balance sheet. This subscription receivable has yet to be paid as of December 31, 2023. As such, it is presented in the equity section.

In March 2023, the Company amended its certificate of incorporation to increase the number of authorized shares of common stock to 100,000,000 with a par value of $0.0001 per share. Of these shares, 50,000,000 are designated as Class A Voting Common Stock, and 50,000,000 are designated as Class B Non-Voting Common Stock. Furthermore, the Company authorized 10,000,000 shares of Preferred Stock with a par value of $0.0001 per share. Upon the filing and effectiveness of the first amended and restated certificate of incorporation, each outstanding share of the Company's Common Stock was converted into five thousand (5,000) shares of Class A Voting Common Stock. As a result, the 10,000 outstanding shares of Common Stock converted into 50,000,000 shares of Class A Voting Common Stock as of March 31, 2023.

In November 2023, the Company amended its certificate of incorporation for the second time to increase the number of Common Stock to 200,000,000 with a par value of $0.0001 per share. Of these shares, 150,000,000 are designated as Class A Voting Common Stock, and 50,000,000 are designated as Class B Non-Voting Common Stock. The Company's previously authorized shares of Preferred Stock remained unchanged. Furthermore, upon the filing and effectiveness of the second amended and restated certificate of incorporation, each outstanding share of the Company's Class A Voting Common Stock had converted into three (3) shares of Class A Voting Common Stock. As a result, the 50,000,000 outstanding shares of Class A Voting Common Stock converted into 150,000,000 shares of Class A Voting Common Stock that remained issued and outstanding as of December 31, 2023.

A total of 428,450 shares of Class B Non-Voting Common Stock were issued and outstanding as of December 31, 2023. The Company issued these shares at a price of $1.00 per share; however, a portion of these shares in the amount of 378,450 were issued at a discounted price ranging from $0.71 - $0.90 per share, resulting in a total discount of $83,450 upon issuance, in addition to the incurred offering costs of $12,250.

No shares of Preferred Stock were issued and outstanding as of December 31, 2023.

Voting: Holders of Class A Voting Common Stock are entitled to one vote per share. Holders of Class B Non-Voting Common Stock are not entitled to vote.

Future Equity Obligations - Simple Agreements for Future Equity (SAFE) - During the period ending December 31, 2023, the Company entered into numerous SAFE agreements with third parties for a total principal balance of $510,261 less offering costs of $45,965, resulting in net proceeds of $464,296. As of December 31, 2023, a total of $30,957 of these net proceeds were held in escrow with a third party and were subsequently received in 2024. The SAFE agreements have no maturity date and bear no interest. Upon the occurrence of the Company's next equity financing event whereby the Company sells its equity securities for proceeds of not less than $1M, the agreements provide the right of the investor to future equity in the form of the same class and series of shares sold during the financing event in an amount equal to the SAFE Purchase Price divided by either (i) the SAFE Purchase Price if the pre-money valuation of the Company immediately prior to this financing event is greater than the Valuation Cap of $40M, or (ii) the lowest price-per-share of the equity securities sold during the financing event if the pre-money valuation of the Company immediately prior to this financing event is less than or equal to the Valuation Cap of $40M. Alternatively, upon the occurrence of a liquidity event, the agreements provide the right of the investor the option to either (i) receive a portion of the proceeds equal to the SAFE Purchase Price, or (ii) automatically receive a number of shares of the Company's Common Stock equal to the SAFE Purchase Price divided by the price-per-share obtained by dividing the Valuation Cap of $40M by the then-issued and outstanding shares of the Company's Capital Stock subject to conversions and exclusions in accordance with the SAFE agreements. No such events have occurred as of December 31, 2023.

NOTE 6 - SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2023 to assess the need for potential recognition or disclosure in this report. Such events were evaluated through April 12, 2024, the date these financial statements were available to be issued.

In 2024, the Company entered into numerous Subscription Agreements with investors for its Class B Non-Voting Common Stock. The Company issued these shares at a price of $1.00 per share; however, a portion of these shares were issued at a discounted price ranging from $0.71 - $0.90 per share, resulting in a total issuance of 314,052 shares for total proceeds of $260,000.

In 2024, the Company raised net proceeds of $228,724 from additional SAFE Notes carrying the same terms and conditions as those disclosed above (please see Note 6 for further information).

Please see "Future Equity Obligations - Simple Agreements for Future Equity (SAFE)" within Note 6 regarding the Company's receipt of funds previously held in escrow.

NOTE 7 - GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The entity has not commenced principal operations and will likely realize losses prior to generating positive working capital for an unknown period of time. During the next twelve months, the Company intends to finance its operations with funds from investment capital. The Company's ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

TECHNOLOGY HOLDINS NORTH AMERICA, INC.

FINANCIAL STATEMENTS

FROM INCEPTION (MAY 20, 2022) YEAR ENDED DECEMBER 31, 2022

(Audited)

(Expressed in United States Dollars)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors

Technology Holdings North America, Inc.

Los Angeles, California

Opinion

We have audited the financial statements of Technology Holdings North America, Inc. (the "Company,"), which comprise the balance sheet as of December 31, 2022 and 2021, and the related statement of income, changes in stockholders' equity, and cash flows for the period from Inception (May 20, 2022) to December 31, 2022, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and the result of its operations and its cash flows for the period from Inception (May 20, 2022) to December 31, 2022 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for period of twelve months from the end of the year ended December 31, 2022.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with GAAS, we:

• Exercise professional judgment and maintain professional skepticism throughout the audit.

• Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

• Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Going Concern

As discussed in Note 9, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

March 29, 2023

Los Angeles, California

TECHNOLOGY HOLDINGS NORTH AMERICA INC.

BALANCE SHEET

As of December 31,	2022
(USD $ in Dollars)
ASSETS
Current Assets:
Cash & cash equivalents	$7,051
Total current assets	7,051

Total assets	$7,051

LIABILITIES AND STOCKHOLDERS' EQUITY
Total liabilities	-

STOCKHOLDERS EQUITY
Class A Voting Common Stock	5,000
Class B Non-Voting Common Stock	5,000
Subscription Receivable	(10,000)
Retained earnings/(Accumulated Deficit)	7,051

Total stockholders' equity	7,051

Total liabilities and stockholders' equity	$7,051

See accompanying notes to financial statements.

TECHNOLOGY HOLDINGS NORTH AMERICA INC.

STATEMENT OF OPERATIONS

Inception (May 20, 2022)	December 31, 2022
(USD $ in Dollars)
Net revenue	$20,000
Cost of goods sold	-
Gross profit	20,000

Operating expenses
General and administrative	12,949
Total operating expenses	12,949

Operating income/(loss)	7,051

Interest expense	-
Other Loss/(Income)	-
Income/(Loss) before provision for income taxes	7,051
Provision/(Benefit) for income taxes	-

Net income/(Net Loss)	$7,051

See accompanying notes to financial statements.

TECHNOLOGY HOLDINGS NORTH AMERICA INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Class A Voting		Class B Non-Voting						Total
	Common Stock		Common Stock		Common Stock		Subscription	Retained earnings/	Shareholders'
(in , $US)	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	(Accumulated Deficit)	Equity

Inception date May 20, 2022	-	$-	-	$-	-	$-	$-	$-	$-
Issuance of Common Stock	-	$-	-	$-	10,000	$10,000	$(10,000)	$-	$-
Forward stock split 10,000 to 1	50,000,000	$5,000	50,000,000	$5,000	(10,000)	$(10,000)	$-	$-	$-
Net income/(loss)	-	-	-	-	-	-	-	$7,051	7,051
Balance-December 31, 2022	50,000,000	$5,000	50,000,000	$5,000	-	$-	$(10,000)	$7,051	$7,051

See accompanying notes to financial statements.

TECHNOLOGY HOLDINGS NORTH AMERICA INC.

STATEMENT OF CASH FLOWS

As of inception (May 20, 2022)	December 31, 2022
(USD $ in Dollars)
CASH FLOW FROM OPERATING ACTIVITIES
Net income/(loss)	$7,051
Net cash provided/(used) by operating activities	7,051

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	-
Net cash provided/(used) in investing activities	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock	-
Net cash provided/(used) by financing activities	-

Change in cash	7,051
Cash-beginning of year	-
Cash-end of year	$7,051

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$-
Cash paid during the year for income taxes	$-

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES AND SUPPLEMENTAL DISCLOSURES
Purchase of property and equipment not yet paid for	$-
Issuance of equity in return for note	$-
Issuance of equity in return for accrued payroll and other liabilities	$-

See accompanying notes to financial statements.

TECHNOLOGY HOLDINGS NORTH AMERICA INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2022

1. NATURE OF OPERATIONS

Technology Holdings North America, Inc. was incorporated on May 20, 2022, in the state of Delaware. The financial statements of Technology Holdings North America Inc. (which may be referred to as the "Company", "we", "us", or "our") are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The Company's headquarters are located in Los Angeles, California.

Vama's vision is to provide a simple, secure, and convenient way for users to communicate and transact with each other using a single application. By integrating payments into the chat platform, users can easily and securely send money to each other without the need for multiple apps or complicated processes. This would not only save users time and effort, but also provide a more streamlined and cohesive experience. In addition to payments, Vama's chat platform would provide a secure and private way for users to communicate with each other. Strong encryption and other security measures would be implemented to protect user data and privacy.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). The Company has adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of expenses during the reporting periods. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

TECHNOLOGY HOLDINGS NORTH AMERICA INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2022

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2022. These financial instruments include cash, accounts payable, and accrued liabilities. Fair values for these items were assumed to approximate carrying values because of their short term in nature or they are payable on demand.

Cash and Cash Equivalents

Cash and cash equivalents include all cash in banks. The Company's cash is deposited in demand accounts at financial institutions that management believes are creditworthy. The Company's cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of December 31, 2022, the Company's cash and cash equivalents did not exceed FDIC insured limits.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Subscription Receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on a balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10- 45-2, the subscription is reclassified as a contra account to stockholders' equity on the balance sheet.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC 606, revenue from contracts with customers, when delivery of goods is the sole performance obligation in its contracts with customers. The Company typically collects payment upon sale and recognizes the revenue when the item has shipped and has fulfilled its sole performance obligation.

Revenue recognition, according to Topic 606, is determined using the following steps:

1) Identification of the contract, or contracts, with the customer: the Company determines the existence of a contract with a customer when the contract is mutually approved; the rights of each party in relation to the services to be transferred can be identified, the payment terms for the services can be identified, the customer has the capacity and intention to pay, and the contract has commercial substance.

2) Identification of performance obligations in the contract: performance obligations consist of a promised in a contract (written or oral) with a customer to transfer to the customer either a good or service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer.

3) Recognition of revenue when, or how, a performance obligation is met: revenues are recognized when or as control of the promised goods or services is transferred to customers.

TECHNOLOGY HOLDINGS NORTH AMERICA INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2022

The Company revenue model is primarily based on transaction fees for payments made through the platform. When a user sends money to another user through Vama, the app charges a small fee on the transaction, which is a percentage of the total amount sent. This fee is used to generate revenue for the Company.

Income Taxes

Technology Holdings North America Inc. is a C corporation for income tax purposes. The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The Company records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the Company recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The Company recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense.

Subsequent Events

The Company considers events or transactions that occur after the balance sheets date, but prior to the issuance of the financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through March 29, 2023, which is the date the financial statements were issued.

Recently Issued and Adopted Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

3. CAPITALIZATION AND EQUITY TRANSACTIONS

Class A Voting Common Stock

The Company is authorized to issue 50,000,000 shares of Class A Voting Common Stock with a par value of $ 0.0001. As of December 31, 2022, 50,000,000 shares have been issued and are outstanding.

Class B Non-Voting Common Stock

The Company is authorized to issue 50,000,000 shares of Class B Non-Voting Common Stock with a par value of $ 0.0001. As of December 31, 2022, 50,000,000 shares have been issued and are outstanding.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock with a par value of $ 0.0001. As of December 31, 2022, none of shares have been issued and are outstanding.

TECHNOLOGY HOLDINGS NORTH AMERICA INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2022

4. DEBT

The Company has no debt outstanding as of December 31, 2022.

5. INCOME TAXES

The provision for income taxes for the year ended December 31, 2022, consists of the following:

As of Year Ended December 31,	2022
Net Operating Loss	$2,104
Valuation Allowance	(2,104)
Net Provision for income tax	$-

Significant components of the Company's deferred tax assets and liabilities on December 31, 2022 are as follows:

As of Year Ended December 31,	2022
Net Operating Loss	$2,104
Valuation Allowance	(2,104)
Total Deferred Tax Asset	$-

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. On the basis of this evaluation, the Company has determined that it is more likely than not that the Company will not recognize the benefits of the federal and state net deferred tax assets, and, as a result, full valuation allowance has been set against its net deferred tax assets as of December 31, 2022. The amount of the deferred tax asset to be realized could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased.

For the fiscal year ending December 31, 2022, the Company had federal cumulative net operating loss ("NOL") carryforwards of $1,481 and the Company had state net operating loss ("NOL") carryforwards of approximately $623. Utilization of some of the federal and state NOL carryforwards to reduce future income taxes will depend on the Company's ability to generate sufficient taxable income prior to the expiration of the carryforwards. The federal net operating loss carryforward is subject to an 80% limitation on taxable income, does not expire, and will carry on indefinitely.

The Company recognizes the impact of a tax position in the financial statements if that position is more likely than not to be sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position. As of December 31, 2022, the Company had no unrecognized tax benefits.

The Company recognizes interest and penalties related to income tax matters in income tax expense. As of December 31, 2022, the Company had no accrued interest and penalties related to uncertain tax positions.

6. RELATED PARTY

There are no related party transactions

TECHNOLOGY HOLDINGS NORTH AMERICA INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2022

7. COMMITMENTS AND CONTINGENCIES

Contingencies

The Company's operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. Management of the Company believes that the Company is in compliance with applicable local and state regulation as of December 31, 2022.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2022, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company's operations.

8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after December 31, 2022, through March 29, 2023, which is the issuance date of these financial statements.

There have been no events or transactions during this time which would have a material effect on these financial statements.

9. GOING CONCERN

The Company lacks significant working capital and has only recently commenced operations. The Company will incur significant additional costs before significant revenue is achieved. These matters raise substantial doubt about the Company's ability to continue as a going concern. During the next twelve months, the Company intends to fund its operations with funding from their proposed Regulation Crowdfunding campaign, and additional debt and/or equity financing as determined to be necessary. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of their planned development, which could harm the business, financial condition and operating results. The balance sheet and related financial statements do not include any adjustments that might result from these uncertainties.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

Exhibit 1.1	Updated Issuer Engagement Form with DealMaker Securities, LLC**
Exhibit 2.1	Certificates of Amendment of Certificate of Incorporation; Certificate of Incorporation*
Exhibit 2.2	Bylaws*
Exhibit 3.1	Form of SAFE Agreement- Dalmore Reg CF**
Exhibit 3.2	Form of SAFE Agreement- DealMaker Reg CF**
Exhibit 4.1	Subscription Agreement**
Exhibit 11.1	Auditor's Consent**
Exhibit 11.2	Auditor's Consent**
Exhibit 12.1	Opinion of Hess Legal Counsel LLC*

*Previously filed
**Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular and the correlating Offering Statement to be signed on its behalf, by the undersigned, thereunto duly authorized, in Los Angeles, Florida.

Technology Holdings North America Inc.

By:	/s/ Carlos Cruz
Name: Carlos Cruz
Title: Chief Executive Officer
Date: August 29, 2024

The following person in his capacity and on the date indicated has signed this Offering Statement.

/s/ Carlos Cruz
Name: Carlos Cruz
Title: Chief Executive Officer, Principal Accounting Officer and Director
Date: August 29, 2024